UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. 1)

[x]Filed by the Registrant

[ ]Filed by a Party other than the Registrant

Check the appropriate box:

[ ]Preliminary Proxy Statement

[ ]Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[x]Definitive Proxy Statement

[ ]Definitive Additional Materials

[ ]Soliciting Material Pursuant to §240.14a-12

VISTA GOLD CORP.

(Name of Registrant As Specified In Its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]No fee required.

[ ]Fee paid previously with preliminary materials.

[ ]Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Explanatory Note

Vista Gold Corp. is filing this Amendment No. 1 to its definitive proxy statement on Schedule 14A (the “Proxy Statement”), originally filed with the Securities and Exchange Commission on March 19, 2024 (the “Original Filing”), solely for the purpose of including the cover page required under 17 CFR § 240.14a-101 inadvertently omitted from the Original Filing.

Except as described above, no changes have been made to the Original Filing, and this Proxy Statement does not modify, amend or update any of the other information contained in the Original Filing. The information contained in this Proxy Statement is as of the date of the Original Filing and does not reflect any information or events occurring after the date of the Original Filing. The Proxy Statement being mailed to the Company’s shareholders is in the form attached hereto.

VISTA GOLD CORP.

NOTICE OF MEETING AND

MANAGEMENT INFORMATION AND PROXY CIRCULAR

for the

Annual General and Special Meeting of Shareholders to be held on

April 30, 2024

The attached Notice of Meeting, Management Information and Proxy Circular and Form of Proxy and notes thereto for the annual general and special meeting of Vista Gold Corp. (the “Corporation”) are first being made available to shareholders of the Corporation on or about March 19, 2024.

8310 S. Valley Highway, Suite 300, Englewood, CO USA 80112	Telephone: (720) 981-1185

March 19, 2024

Dear Shareholder:

It is my pleasure to invite you to attend the 2024 Annual General and Special Meeting of shareholders of Vista Gold Corp. (the “Meeting”) to be held on April 30, 2024 at 10:00 a.m., PDT, at the offices of Borden Ladner Gervais LLP, Suite 1200, 200 Burrard Street, Vancouver, British Columbia. If you are unable to attend the Meeting in person, please complete, date, sign and deliver the enclosed Form of Proxy by the date and time set out in the Notice of Meeting to ensure that your vote is counted.

The Notice of Meeting, Management Information and Proxy Circular and Form of Proxy and notes thereto for the Meeting are enclosed. These documents contain important information and I encourage you to read them carefully.

Yours truly,

/s/ Frederick H. Earnest

FREDERICK H. EARNEST

President and Chief Executive Officer

- i -

VISTA GOLD CORP. NOTICE OF MEETING

NOTICE IS HEREBY GIVEN THAT the 2024 annual general and special meeting (the “Meeting”) of the shareholders (the “Shareholders”) of Vista Gold Corp. (the “Corporation”) will be held at the offices of Borden Ladner Gervais LLP, Suite 1200, 200 Burrard Street, Vancouver, British Columbia on April 30, 2024 at 10:00 a.m., PDT, for the following purposes:

1.	to receive the Annual Report on Form 10-K and the consolidated financial statements of the Corporation, together with the auditor’s report thereon, for the fiscal year ended December 31, 2023;

2.	to elect directors to hold office until the next annual general meeting;

3.	to appoint Davidson & Company LLP as auditor to hold office until the next annual general meeting;

4.	to conduct an advisory vote on executive compensation;

5.	to consider and, if thought appropriate, approve, an ordinary resolution approving all unallocated options under the Corporation’s Stock Option Plan, as more particularly described in the accompanying management information and proxy circular (the “Information Circular”), the full text of which ordinary resolution is set out in Part I to Appendix “C” to the Information Circular as the “Unallocated Options Under the Stock Option Plan Resolution”; and

6.	to transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

Being made available along with this Notice of Meeting are (1) the Information Circular; (2) a Form of Proxy and notes thereto; and (3) the Corporation’s Annual Report on Form 10-K.

The Board of Directors of the Corporation has fixed March 11, 2024, as the record date for the Meeting.

If you are a registered Shareholder of the Corporation and are unable to attend the Meeting in person, please date and execute the accompanying Form of Proxy for the Meeting and deposit it with Broadridge by mail at 51 Mercedes Way, Edgewood, NY 11717, Attention: Processing, or vote by telephone at 1-800-690-6903 or online at www.proxyvote.com before 10:00 a.m., PDT, on April 26, 2024, or no later than 48 hours (excluding Saturdays, Sundays and holidays) before any adjournment or postponement of the Meeting. We encourage Shareholders currently planning to participate in the Meeting to submit their votes or Form of Proxy in advance to ensure their votes will be counted.

If you are a non-registered Shareholder of the Corporation and receive these materials through your broker or another intermediary, please complete and return the materials in accordance with the instructions provided to you by your broker or such other intermediary.

This Notice of Meeting, the Information Circular, the Form of Proxy and notes thereto for the Meeting, are first being made available to Shareholders of the Corporation on or about March 19, 2024.

DATED at Englewood, Colorado, this 19th day of March, 2024.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Frederick H. Earnest

FREDERICK H. EARNEST

President and Chief Executive Officer

- ii -

TABLE OF CONTENTS
Letter to Shareholders	i
Notice of Meeting	ii
Management Information and Proxy Circular	1
Particulars of Matters to be Acted Upon	2
Information About Proxies	9
Voting by Beneficial Shareholders	11
Securities Entitled to Vote	12
Quorum	12
Broker Non-Votes	12
Ownership of the Corporation’s Common Shares	13
Change of Control	15
Corporate Governance	15
Executive Officers	23
Executive Compensation	24
Compensation of Directors	43
Securities Authorized For Issuance Under Equity Compensation Plans	44
Exchange Controls	44
Certain Canadian Federal Income Tax Considerations for U.S. Residents	44
Indebtedness of Directors and Executive Officers	46
Orders, Penalties and Settlement Agreements	46
Interest of Certain Persons in Matters to be Acted Upon	46
Interest of Informed Persons in Material Transactions	47
Review, Approval or Ratification of Transactions with Related Parties	47
Management Contracts	47
Shareholder Proposals	47
Other Matters	48
Dissenters’ Rights of Appraisal	48
Multiple Shareholders Sharing the Same Address	48
Board of Directors Approval	49
Appendix “A” – Form of Proxy	A-1
Appendix “B” – Mandate of the Board of Directors	B-1
Appendix “C” – Text of Ordinary Resolution	C-1
Appendix “D” – Vista Gold Corp. Stock Option Plan	D-1

- iii -

MANAGEMENT INFORMATION AND PROXY CIRCULAR

This Management Information and Proxy Circular (“Information Circular”) is furnished in connection with the solicitation by the management and the Board of Directors (the “Board”) of Vista Gold Corp. (the “Corporation”) of proxies to be voted at the annual general and special meeting (the “Meeting”) of the shareholders of the Corporation (“Shareholders”) to be held at the offices of Borden Ladner Gervais, Suite 1200, 200 Burrard Street, Vancouver, British Columbia on April 30, 2024 at 10:00 a.m., PDT, for the purposes set forth in the accompanying Notice of Meeting.

It is anticipated that this Information Circular and the accompanying Form of Proxy will be first made available to Shareholders on or about March 19, 2024. Unless otherwise stated, the information contained in this Information Circular is given as at March 11, 2024.

The executive office of the Corporation is located at 8310 S. Valley Highway, Suite 300, Englewood, Colorado, USA, 80112 and its telephone number is (720) 981-1185. The registered and records office of the Corporation is located at 1200- 200 Burrard Street, Vancouver, British Columbia, Canada, V6C 3L6.

All references to currency in this Information Circular are to United States dollars, unless otherwise indicated. References to “C$” refer to Canadian dollars.

Information regarding the proxies solicited by management and the Board in connection with the Meeting is set out in the section below under the heading “Information About Proxies”.

Important Notice Regarding the Availability of Proxy Materials for the Meeting to be Held on April 30, 2024.

Under rules adopted by the United States Securities and Exchange Commission (the “SEC”) and applicable Canadian securities commissions, we are furnishing proxy materials on the internet pursuant to the “notice and access” rules. Instructions on how to access and review the proxy materials, which include this Information Circular, our Annual Report on Form 10-K and the accompanying Form of Proxy, can be found on the notice and access card sent to Shareholders by the Corporation or in the voting instructions form you receive from your intermediary. These materials, as well as directions for attending and voting at the Meeting, can also be accessed on the Internet at www.proxyvote.com.

The Corporation will provide to any Shareholder, upon request, one copy of any of the following documents:

(1)	the Corporation’s Annual Report on Form 10-K (or annual information form), together with any document, or the pertinent pages of any document, incorporated therein by reference;

(2)	the comparative consolidated financial statements and management’s discussion and analysis of the Corporation for the most recently completed fiscal year in respect of which such financial statements have been issued, together with the report of the auditor thereon, and any interim financial statements and management’s discussion and analysis of the Corporation subsequent to the financial statements for the most recently completed fiscal year; and

(3)	this Information Circular.

Requests for paper copies can be made by (1) visiting www.proxyvote.com and completing instructions to request such documents, (2) calling 1-800-579-1639 or (3) sending an email to sendmaterial@proxyvote.com. You will need the control number indicated on your notice of access card to request these documents.

Copies of the foregoing documents are also available on the Corporation’s website at https://vistagold.com/investors/agm or will be provided by the Corporation, upon request, by mail at 8310 S. Valley Highway Suite 300, Englewood, Colorado 80112; by phone at (720) 981-1185; or by email at ir@vistagold.com, free of charge to Shareholders. The Corporation may require the payment of a reasonable charge from any person or corporation who is not a Shareholder and who requests a copy of any such document. Financial information relating to the Corporation is provided in the Corporation’s comparative consolidated financial statements and management’s discussion and analysis for its most recently completed fiscal year which are contained in its Annual Report on Form

10-K. Additional information relating to the Corporation is available electronically on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov/edgar.shtml.

Particulars of Matters to be Acted Upon

Election of Directors

The directors of the Corporation are elected at each annual general meeting and hold office until the next annual general meeting or until their successors are duly elected or appointed, unless their office is earlier vacated in accordance with the Business Corporations Act (British Columbia). The Board proposes to nominate each of the following five incumbent directors and one director nominee for election as a director of the Corporation.

Age
Name, Position, Residence and Age	Principal Occupation, Business or Employment	Director Since
John M. Clark, Director Toronto, Ontario, Canada Age - 68 (1, 2, 3)

Chartered Professional Accountant; Chartered Accountant; President of Investment and Technical Management Corp. since February 1999; director of Russel Metals Inc. since May 2012 and director of Zephyr Minerals Ltd. since September 2010. Former director of Alberta Clipper Energy Inc. from 2004 to 2009, Polaris Geothermal Inc. from 2004 to 2009, and APIC Petroleum Corporation and Crown Point Energy Inc. from 2010 to 2015.

May 18, 2001
Frederick H. Earnest, Director, President and Chief Executive Officer Parker, Colorado, USA Age - 62 (4)

Chief Executive Officer of the Corporation since January 2012; President of the Corporation since August 2007. Former director of Midas Gold Corp. from April 2011 to April 2014 and former Chief Operating Officer of the Corporation from August 2007 to January 2012.

November 6, 2007
Deborah J. Friedman, Director Denver, Colorado, USA Age – 71 (1, 2, 4)

Director of Golden Minerals Company since December 2021; Senior of Counsel, Davis Graham & Stubbs LLP from January 2017 to July 2023; Partner, Davis Graham & Stubbs LLP from August 2000 to December 2016 and of counsel from May 1999 to August 2000; and Senior Vice President, General Counsel and Corporate Secretary of Apex Silver Mines Corporation and its successor Golden Minerals Company from July 2007 to December 2015.

March 13, 2019
Patrick F. Keenan, Director Castle Rock, Colorado USA Age – 56

Retired mining executive; Executive Vice President and Chief Financial Officer of PolyMet Mining Corp. from 2017 to 2023; Senior Vice President Finance and Treasurer of Newmont Mining Corporation from 2015 to 2017; and served in various senior management and leadership roles of Rio Tinto from 1994 to 2015, including Chief Financial Officer of Rio Tinto Energy (Australia) from 2013 to 2015, Rio Tinto Kennecott from 2009 to 2013, and Rio Tinto Diamonds (UK) from 2007 to 2008.

Director Nominee
Tracy A. Stevenson, Director and Non-Executive Chair Sandy, Utah, USA Age - 73 (1, 2, 3)

Non-Executive Director of the Corporation since 2007 and Non-Executive Chair since April 2023; Accountant; Businessman; former director of Uranium Resources Inc. from December 2013 to July 2017; former director of Quaterra Resources from July 2007 to May 2014, including Non-Executive Chair from February 2008 to August 2013; former director of Ivanhoe Mines Ltd. from May 2010 to April 2012; and founding member of Bedrock Resources, LLC since 2010.

November 6, 2007

Michel Sylvestre, Director Port Hope, Ontario Canada Age – 68 (4)

Director and retired mining executive; Mr. Sylvestre has been a Director of Hochschild Mining PLC since May 2022 and a Director of Nickel Creek Platinum Corp. since 2012; former senior executive of Kinross Gold Corp., serving as Senior Vice President Americas from September 2018 to November 2022 and Regional Vice President Africa from November 2014 to September 2018; former Interim President, Chief Executive Officer, and Chair of Claude Resources Inc. from April 2014 to November 2014; former President and Chief Executive Officer from 2011 to 2014 and President and Chief Financial Officer from 2010 to 2011 of Castle Resources Inc; and held senior management positions at Inco Ltd. from 2004 to 2011.

February 13, 2024

(1)Member of the Corporation’s Audit Committee (the “Audit Committee”).

(2)Member of the Corporation’s Corporate Governance and Nominating Committee (the “Corporate Governance and Nominating Committee”).

(3)Member of the Corporation’s Compensation Committee (the “Compensation Committee”).

(4)	Member of the Corporation’s Health, Safety, Environment and Social Responsibility Committee (the “Health, Safety, Environment and Social Responsibility Committee”).

The information as to the residence and principal occupation of the nominees listed in the above table is not within the knowledge of the management of the Corporation and has been furnished by the individual nominees as of March 11, 2024.

The following are brief biographies of the Corporation’s nominees for election to the Board:

John M. Clark, B.Com., CPA, CA, Director. In addition to the roles outlined in the table above, Mr. Clark is the Chair of the corporate governance committee for Russel Metals Inc. Mr. Clark earned a Bachelor of Commerce Degree from the University of Witwatersrand in South Africa in 1977, and he received a Higher Diploma in Accountancy from the University of Witwatersrand in 1979. Mr. Clark is currently Chair of the Corporation’s Compensation Committee and a member of the Corporation’s Audit Committee and Corporate Governance and Nominating Committee. He has been a director of the Corporation since May 18, 2001.

Mr. Clark had a solid background as a chartered accountant before becoming an accomplished entrepreneur involved in investment banking and in investment and management of natural resource companies in Canada. Mr. Clark’s understanding of accounting procedures and controls, coupled with his knowledge of the Corporation’s projects and their financial requirements qualifies him to serve effectively as a member of the Audit Committee and to contribute to the financial management of the Corporation. Mr. Clark’s board experience provides him with expertise and awareness of industry compensation practices to effectively serve as the Compensation Committee’s Chair. His general knowledge of the natural resources industry allows him to participate effectively and provide guidance with regards to matters brought before the Board. As the Corporation executes its business strategy focused on the realization of greater value from the Corporation’s Mt Todd gold project and other corporate development activities, we expect that his contributions to financial planning and controls will be invaluable. Furthermore, he has demonstrated both integrity and high ethical standards in his business dealings and personal affairs to date, qualities which a person must possess under the Mandate of the Board (attached as Appendix “B” to this Information Circular) in order to be considered for nomination and election to the Board.

Frederick H. Earnest, B.Sc., President, Chief Executive Officer and Director. For a full list of recent positions held by Mr. Earnest, please refer to the table above. Mr. Earnest earned a Bachelor of Science Degree in Mining Engineering from the Colorado School of Mines in 1987. Mr. Earnest is a member of the Health, Safety, Environmental and Social Responsibility Committee. Mr. Earnest has been a director of the Corporation since November 6, 2007.

Management believes that the leadership skills and dynamic nature that Mr. Earnest possesses make him an invaluable member of management. He understands the technical, economic, and social aspects of the Mt Todd gold project and has contributed significantly to the advancement of the project. In addition, Mr. Earnest has considerable international executive and senior management experience in the development and operation of gold mines. Mr. Earnest relates well to government and stakeholder leaders in the jurisdiction where our core project is located. Management believes that his continued involvement in the execution of the Corporation’s business plan and strategies to realize greater value from Mt Todd will lead to increased Shareholder value. Furthermore, Mr. Earnest has demonstrated both integrity and high ethical standards in his business dealings and personal affairs to date, qualities which a person must possess under the Mandate of the Board (attached as Appendix “B” to this Information Circular) in order to be considered for nomination and election to the Board.

Deborah J. Friedman, B.A., J.D., Director. In addition to the roles outlined in the table above, Ms. Friedman served as the head of Davis Graham & Stubbs’ Corporate Department and on the firm’s Executive Committee for a number of years. Ms. Friedman held various positions in the law department of Cyprus Amax Minerals Company from 1982 through 1994, including General Counsel and Associate General Counsel, and served as Vice President and General Counsel of AMAX Gold Inc. from 1994 to 1998. Ms. Friedman graduated from the University of Illinois in 1974 with a Bachelor of Arts Degree in History and received her Juris Doctor degree from the University of Michigan in 1977. Ms. Friedman is a member of the Audit Committee and Health, Safety, Environment and Social Responsibility Committee and is the Chair of the Corporate Governance and Nominating Committee. She has been a director of the Corporation since March 13, 2019.

Ms. Friedman has extensive experience in domestic and international mine development projects, including complex development and operations joint ventures, and corporate and project finance matters. Her international experience includes South and Central America, the Pacific Rim including Australia, and Africa. Ms. Friedman has over 30 years of experience being the lead counsel responsible for SEC reporting, public offerings, public merger and acquisition transactions and other capital related matters for a number of publicly traded mining companies, including 15 years of experience with several companies trading both in the United States and Canada. Management expects that Ms. Friedman’s expertise will be valuable as we evaluate and execute strategies to realize greater value from the Mt Todd project and other corporate development activities. Furthermore, Ms. Friedman has demonstrated both integrity and high ethical standards in her business dealings and personal affairs to date, qualities which a person must possess under the Mandate of the Board (attached as Appendix “B” to this Information Circular) in order to be considered for nomination and election to the Board.

Patrick F. Keenan, B.S., Director Nominee. For a full list of recent positions held by Mr. Keenan, please refer to the table above. In addition, Mr. Keenan graduated with a Bachelor of Science Degree in Accounting from the University of Utah in 1990, and he earned his designation as a Certified Public Accountant in the State of Arizona in 1994. Mr. Keenan was a director of the Federal Reserve Bank of San Francisco – Salt Lake from 2012 to 2014 and served on the Board of the University of Utah, David Eccles School of Business from 2009 to 2013. He was also on the Advisory Committee of the International Copper Association from 2010 to 2013. Should Mr. Keenan be elected at the Meeting, he will be appointed as a member to several committees of the Board.

Mr. Keenan has more than 30 years of executive mining industry experience. He is an accomplished Chief Financial Officer and Senior Executive with deep leadership experience and accountability for strategy development and execution, business development, corporate finance, financial reporting, investor relations, and governance. Mr. Keenan has a proven record of executive leadership across multiple geographies and strategic execution that has resulted in strong financial and operational results in challenging economic, social, and political environments. The Board believes Mr. Keenan’s extensive industry experience and financial acumen will be beneficial to the Corporation as we continue to seek strategic alternatives for the development of Mt Todd. Furthermore, he has demonstrated both integrity and high ethical standards in his business dealings and personal affairs to date, qualities which a person must possess under the Mandate of the Board (attached as Appendix “B” to this Information Circular) in order to be considered for nomination and election to the Board.

Tracy A. Stevenson, B.S., Director. For a full list of recent positions held by Mr. Stevenson, please refer to the table above. In addition, Mr. Stevenson graduated Magna Cum Laude with a Bachelor of Science Degree in Accounting from the University of Utah in 1977, and he earned his designation as a Certified Public Accountant in the State of Utah in 1978. Mr. Stevenson is currently the Chair of the Audit Committee and is a member of the Compensation Committee and Corporate Governance and Nominating Committee. He has been a director of the Corporation since November 6, 2007 and was appointed Non-Executive Chair on April 27, 2023.

Mr. Stevenson began his career in public accounting before moving to senior financial, strategic planning, information technology and management positions across one of the world’s largest mining companies. Mr. Stevenson’s strategic mindset, interest in efficient development of the Corporation’s projects and keen analytical abilities have contributed to the Corporation’s evaluation of business opportunities and to the development of the Corporation’s business strategy. His past experience as a chief financial officer has been beneficial in many matters specifically related to the Audit Committee. We expect that Mr. Stevenson’s future participation on the Board will be an asset to the Corporation through sound planning and the effective marshalling of the Corporation’s resources. Furthermore, he has demonstrated both high integrity and ethical standards in his business dealings and personal affairs, qualities which a person must possess under the Mandate of the Board (attached as Appendix “B” to this Information Circular) in order to be considered for nomination and election to the Board.

Michel Sylvestre, M.Sc., P. Eng., Director. Mr. Sylvestre has more than 45 years of experience in the mining industry. He holds a M.Sc. and a B.Sc. in Mining Engineering from McGill University and Queen’s University, respectively, and is a member of the Professional Engineers of Ontario and the Canadian Institute of Mining. Mr. Sylvestre has been a director of the Corporation since February 13, 2024 and is a member of the Health, Safety, Environment & Social Responsibility Committee.

Mr. Sylvestre retired from his position as Senior Vice President, Americas of Kinross Gold Corp. in November 2022. In addition to the positions described in the table above, Mr. Sylvestre worked with Inco Ltd. from 1975 until 2011 where he held senior management positions domestically and internationally including Chief Executive Officer of Vale Inco, New Caledonia from 2008 to 2009, President of Vale Inco, Manitoba Operations from 2006 to 2008, and Vice President of Operations PT Inco, Indonesia from 2004 to 2006. Mr. Sylvestre has proven success in existing and startup operations, focusing on safety excellence, process optimization, organizational effectiveness, community relations, and sustainability. The Corporation believes Mr. Sylvestre’s broad operations experience and technical expertise will be valuable as we consider development opportunities for the Mt Todd gold project and execute our corporate strategy. Furthermore, he has demonstrated both integrity and high ethical standards in his business dealings and personal affairs to date, qualities which a person must possess under the Mandate of the Board (attached as Appendix “B” to this Information Circular) in order to be considered for nomination and election to the Board.

The Board recommends a vote “FOR” each of the nominees for director. Where no choice is so specified with respect to any resolution or in the absence of certain instructions, the proxies given pursuant to this solicitation will be voted “FOR” the nominees listed above.

Arrangements and Relationships between Officers and Directors

There are no family relationships among any directors, executive officers or persons nominated to be directors of the Corporation. None of the nominees for director has entered into any arrangement or understanding with any other person pursuant to which he or she was, or is to be, elected as a director of the Corporation or a nominee of any other person.

Other Directorships

No directors of the Corporation are also directors of issuers with a class of securities registered under Section 12 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or which otherwise are required to file periodic reports under the Exchange Act) except for Deborah Friedman who is a director of Golden Minerals Company.

Additional Information Regarding Directors

Additional information regarding the committees of the Board, and the attendance of each director at meetings of the Board and its committees held during 2023, is set out in the section below under “Corporate Governance”. Information regarding executive officers is provided below under “Executive Officers”.

Voting Procedures for the Election of Directors

Cumulative voting (i.e., a form of voting where Shareholders are permitted to cast all of their aggregate votes for a single nominee) will not be permitted. The directors must be elected by an affirmative vote of a simple majority of the votes cast for each director, either in person or by proxy, at the Meeting on this matter.

Where no choice is so specified with respect to any resolution or in the absence of certain instructions, the proxies given pursuant to this solicitation will be voted “FOR” the resolution approving the election of directors as disclosed in this Information Circular. Under the rules of the New York Stock Exchange (the “NYSE”), brokers are prohibited from giving proxies to vote on executive compensation matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your common shares in the capital of the Corporation (“Common Shares”), you must give voting instructions to your broker with respect to this proposal if you want your broker to vote your Common Shares on the matter.

Majority Voting Policy

The Corporation has adopted a majority voting policy where any nominee proposed for election as a director is required to tender his or her resignation if the director receives more “withheld” votes than “for” votes (i.e., a majority of withheld votes) at any meeting where Shareholders vote on the uncontested election of directors. An “uncontested election” means the number of director nominees for election is the same as the number of directors to be elected to the Board. The Corporate Governance and Nominating Committee will then submit to the Board a recommendation regarding whether or not to accept the resignation. In the absence of exceptional circumstances, the Board shall accept such resignation. Within 90 days after the Meeting, the Board will issue a press release either announcing the resignation of the director or explaining the reasons justifying its decision not to accept the resignation. A director who tenders a resignation pursuant to this policy will not participate in any meeting of the Board or the Corporate Governance and Nominating Committee at which the resignation is considered.

Appointment of Auditor

The Audit Committee has proposed the appointment of Davidson & Company LLP (“Davidson & Company”) of Vancouver, British Columbia as the auditor of the Corporation to hold office until the close of the next annual general meeting of the Corporation or until a successor is appointed. The remuneration to be paid to the auditor will be fixed by the Audit Committee. Davidson & Company was appointed as the auditor of the Corporation on June 14, 2023, following the resignation of Plante & Moran, PLLC (“Plante Moran”) at the request of the Corporation. Prior to their resignation, Plante Moran served as the Corporation’s auditor since 2018.

Representatives of Davidson & Company are expected to be present at the Meeting and to be available to respond to appropriate questions from persons present at the Meeting. If representatives of Davidson & Company are present at the Meeting, the Chair of the Meeting will provide such representatives with the opportunity to make a statement if they so desire.

Appointment of the auditors must be by an affirmative vote of a simple majority of the votes cast, either in person or by proxy, at the Meeting on this matter.

The Board recommends a vote “FOR” the appointment of Davidson & Company of Vancouver, British Columbia as the auditor of the Corporation. Where no choice is so specified with respect to any resolution or in the absence of certain instructions, the proxies given pursuant to this solicitation will be voted “FOR” the appointment of Davidson & Company of Vancouver, British Columbia.

Fees Paid to Auditor and their Independence from the Corporation

The Corporation retained Plante Moran and Davidson & Company to provide services which were paid for the years ended December 31, 2023 and 2022 in the following categories and amounts:

	Davidson & Company Jun 14 – Dec 31, 2023	Plante Moran Jan 1 – Jun 13, 2023	Plante Moran 2022
Audit Fees (1)	$43,800	122,500	$159,000
Audit Related Fees (2)	-	-	-
Tax Fees (3)	-	30,000	26,000
All Other Fees (4)	-	-	-
Totals	$43,800	152,500	$185,900

(1)

“Audit Fees” represent fees for the audit of the Corporation’s consolidated annual financial statements, review of the Corporation’s interim financial statements and review in connection with regulatory financial filings.

(2)“Audit Related Fees” represent fees for assistance with the application of accounting and financial reporting standards and regulatory filings.

(3)“Tax Fees” represent fees for tax compliance, tax consulting and tax planning.

(4)

“All Other Fees” represents legal compliance and business practice reviews, financial information systems design and implementation, internal audit co-sourcing services or other matters not covered by Audit Fees, Audit Related Fees, or Tax Fees.

Policy on Pre-Approval by Audit Committee of Services Performed by Independent Auditors

The charter of the Audit Committee (the “Audit Committee Charter”) requires the Audit Committee to pre-approve audit and non-audit services provided by the Corporation’s independent auditor. Consistent with applicable laws and the procedures adopted by the Audit Committee, pre-approval of audit and permitted non-audit services has been delegated to one or more members of the Audit Committee, provided that the Audit Committee is informed of any pre-approved services at its next scheduled meeting. All of the engagements and fees by the Corporation’s independent auditor for 2023 were pre-approved. The Audit Committee reviews with the auditor whether the non-audit services to be provided are compatible with maintaining the auditor’s independence.

Change in Certifying Accountant

On June 14, 2023, the Audit Committee approved the appointment of Davidson & Company as the Corporation’s independent registered public accounting firm. The decision to change the Company’s independent registered public accounting firm was the result of a request for proposal process. During the fiscal years ended December 31, 2022 and 2021 and through the subsequent interim period preceding their appointment, neither the Company, nor anyone on its behalf, consulted Davidson & Company regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Corporation, and no written report or oral advice was provided to the Corporation by Davidson & Company that was an important factor considered by the Corporation in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Corporation’s prior engagement with Plante & Moran as the Corporation’s independent registered public accounting firm has been concluded with the resignation of Plante Moran at the request of the Corporation. The request for resignation of Plante Moran was considered and approved by the Audit Committee. The resignation was effective as of June 14, 2023.

The audit reports of Plante Moran on the Corporation’s financial statements for the years ended December 31, 2022 and 2021 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two most recent years ended December 31, 2022 and 2021 and through the subsequent interim period preceding the resignation of Plante Moran, there were no disagreements between the Company and Plante Moran on any matter or accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which would have caused Plante Moran to make reference thereto in its reports on the Company’s financial statements for such fiscal years.

During the two most recent years ended December 31, 2022 and 2021 and through the subsequent interim period preceding the resignation of Plante Moran, there were no reportable events as defined by Item 304(a)(1)(v) of Regulation S-K.

The Corporation provided Plante Moran with a copy of these disclosures as set forth above and requested that Plante Moran furnish the Company with a letter addressed to the Commission stating whether Plante Moran agrees with the above statements and, if not, stating the respects in which it does not agree. On June 14, 2023, pursuant to the Company’s request, Plante Moran furnished to the Corporation a letter addressed to the Commission stating that Plante & Moran agrees with the above statements. A copy of the response letter from Plante Moran is attached hereto as Exhibit 16.1 to the Company’s Form 8-K as filed with the Commission on June 15, 2023.

Advisory Vote on the Approval of Executive Compensation

The SEC’s proxy rules require that the Corporation provide its Shareholders with the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of the Corporation’s named executive officers as disclosed in this Information Circular in accordance with applicable SEC rules.

As described in greater detail below under the heading “Executive Compensation – Compensation Discussion and Analysis”, the Corporation’s goal for its executive compensation program is to attract, motivate and retain a talented team of executives who will provide leadership for its success, and thereby increase Shareholder value. The Corporation believes that its executive compensation program satisfies this goal and is strongly aligned with the long- term interests of its Shareholders. Please see the section “Executive Compensation” and the related compensation tables below for additional details about the Corporation’s executive compensation programs, including information about the fiscal 2023 compensation of the Corporation’s named executive officers.

At our annual general and special meeting of Shareholders held April 27, 2023, the Shareholders approved the compensation of the Corporation’s named executive officers for the fiscal year 2022 (“Say-on-Pay” vote). Additionally, at our annual general meeting of Shareholders held April 27, 2023, the Shareholders recommended a frequency for Say-on-Pay votes of every year. Subsequently, the Board adopted the Shareholders’ recommendation of holding Say-on-Pay votes every year. Accordingly, Shareholders are being asked to vote on executive compensation again at this Meeting.

The Corporation is asking its Shareholders to indicate their support for its named executive officer compensation as described in this Information Circular. This proposal, commonly known as a “say-on-pay” proposal, gives Shareholders the opportunity to express their views on the Corporation’s named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Corporation’s named executive officers and the philosophy, policies and practices described in this Information Circular. Accordingly, the Board recommends Shareholders to vote “FOR” the following resolution at the Meeting:

“BE IT RESOLVED, that the compensation paid to the Corporation’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby approved, as included in the Corporation’s Information Circular.”

This Say-on-Pay vote is advisory, and therefore, is not binding on the Corporation, the Compensation Committee or the Board. The Board and the Compensation Committee value the opinions of the Shareholders, and to the extent there is any significant vote against named executive officers’ compensation as disclosed in this Information Circular, the Corporation, the Board and the Compensation Committee will consider the results of the vote in future compensation deliberations.

The approval, on an advisory, non-binding basis, of the Shareholder resolution regarding the compensation of the Corporation’s named executive officers as described in this Information Circular will be granted if passed by an affirmative vote of a simple majority of the votes cast, either in person or by proxy, at the Meeting on this matter.

Where no choice is so specified with respect to any resolution or in the absence of certain instructions, the proxies given pursuant to this solicitation will be voted “FOR” the resolution approving the compensation of our named executive officers as disclosed in this Information Circular. Under the rules of the New York Stock Exchange (the “NYSE”), brokers are prohibited from giving proxies to vote on executive compensation matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your common shares in the capital of the Corporation (“Common Shares”), you must give voting instructions to your broker with respect to this proposal if you want your broker to vote your Common Shares on the matter.

The Board recommends that the Shareholders vote “FOR” the resolution approving the compensation of our named executive officers as disclosed in this Information Circular.

Approval of Unallocated Options under the Corporation’s Stock Option Plan

The rules of the TSX require that all unallocated options, rights or other entitlements under a listed corporation’s security-based compensation arrangement, which does not have a fixed maximum aggregate number of securities issuable, be approved every three years by a majority of both the listed corporation’s directors and by its shareholders. The Corporation’s Stock Option Plan (the “Stock Option Plan”) is a “rolling” stock option plan and provides that the maximum number of Common Shares (as defined below) that may be issuable pursuant to options to purchase Common Shares (“Options”) granted under the Stock Option Plan, together with all other security based compensation arrangements of the Corporation, which includes the Corporation’s Long Term Incentive Plan (“LTIP”) and the deferred share unit plan of the Corporation (the “DSU Plan”), is a variable number equal to 10% of the total number of Common Shares issued and outstanding as of the date of the grant on a non-diluted basis. Accordingly, the unallocated Options under the Stock Option Plan must be approved by a majority of the Corporation’s directors and a majority of the votes cast by Shareholders who vote at the Meeting or by proxy at the Meeting on such resolution. The Board unanimously approved all unallocated Options under the Stock Option Plan on February 26, 2024. At the Meeting, Shareholders will be asked to approve all unallocated Options under the Stock Option Plan until April 30, 2027.

As of March 11, 2024, there were 400,000 Common Shares issuable upon the vesting and exercise of outstanding Options granted under the Stock Option Plan, 2,726,341 Common Shares issuable upon the vesting of outstanding LTIP Awards (as defined below) granted under the LTIP and 1,801,000 Common Shares issuable upon the vesting of DSUs (as defined below) granted under the DSU Plan. Accordingly, 4,927,341 Common Shares (or 4.1% of the total number of issued and outstanding Common Shares) are issuable under the foregoing Options, LTIP Awards and DSUs. 7,226,064 Common Shares (or 5.9% of the total number of issued and outstanding Common Shares) in aggregate remain available for future grants under the Stock Option Plan, the LTIP and the DSU Plan. Based on the closing price of Common Shares on the NYSE American LLC (the “NYSE American”) on March 11, 2024 of $0.47 per Common Share, the aggregate market value of the 7,226,064 Common Shares available for future grants under the Stock Option Plan, the LTIP and the DSU Plan would be $3,396,250.

Currently outstanding Options will be unaffected if this resolution is not approved. However, currently outstanding Options which have been terminated will not be available for re-grant and the Board will not be able to grant new Options if the unallocated Options are not approved. If the unallocated Options are approved at the Meeting, then the unallocated Options will have to be re-approved by the Shareholders at the Corporation’s annual general meeting in 2027.

Directors, officers, employees and consultants of the Corporation or its subsidiaries are eligible to receive Options under the Stock Option Plan. Currently, there are four non-executive directors, three executive officers, four employees and one consultant that can participate under the Stock Option Plan.

The Board has not granted any Options that are conditional on the approval of this resolution and there are no existing contractual obligations to issue Options that are contingent upon the approval of this resolution. Because the grant of Options under the Stock Option Plan is at the sole discretion of the Board and the Compensation Committee, it cannot currently be determined how many of such Options may be granted in the future to any individual participant, all executive officers as a group, all directors as a group, any nominee for election as a director, any associate of an executive officer, director or nominee, any employee of the Corporation or all employees as a group.

The text of the ordinary resolution to approve all unallocated Options under the Stock Option Plan is set out in Part I to Appendix “C”. Additional information on the Stock Option Plan is set out below under the heading “Executive Compensation - Compensation Discussion and Analysis - Elements of the Corporation’s Compensation Program for Fiscal Year 2017 - Stock Incentive Awards - Stock Option Plan”. The Stock Option Plan is attached hereto as Appendix “D”.

The approval of the resolution to approve the unallocated Options under the Stock Option Plan will be granted if passed by an affirmative vote of a simple majority of the votes cast, either by attendance or by proxy, at the Meeting on this matter.

The Board recommends that the Shareholders vote “FOR” the resolution approving all unallocated Options under the Stock Option Plan. Where no choice is specified with respect to any resolution or in the absence of certain instructions, the proxies given pursuant to this solicitation will be voted “FOR” the resolution to approve of all unallocated Options under the Stock Option Plan as disclosed in this Information Circular. Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on compensation matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to this proposal if you want your broker to vote your shares on the matter.

Information About Proxies

Solicitation of Proxies

The solicitation of proxies by management and the Board will be made primarily by notice and access but solicitation may be made by telephone or in person with the cost of such solicitation to be borne by the Corporation. While no arrangements have been made to date, the Corporation may contract for the solicitation of proxies for the Meeting. Such arrangements would include customary fees, which would be borne by the Corporation.

Appointment of Proxyholder

The persons named in the enclosed Form of Proxy for the Meeting are officers of the Corporation and nominees of management and the Board. A Shareholder has the right to appoint some other person, who need not be a Shareholder, to represent such Shareholder at the Meeting by inserting that other person’s name in the blank space provided on the Form of Proxy, which Form of Proxy is set out in Appendix “A”. If a Shareholder appoints one of the persons designated in the accompanying Form of Proxy as a nominee and does not direct the said nominee to vote either “FOR” or “WITHHOLD” from voting on a matter or matters, or where instructions on the Form of Proxy are uncertain with respect to which an opportunity to specify how the Common Shares registered in the name of such registered Shareholder shall be voted, the proxy shall be voted “FOR” the resolutions identified in this Information Circular.

The instrument appointing a proxyholder must be in writing and signed by the registered Shareholder, or such registered Shareholder’s attorney authorized in writing, or if the registered Shareholder is a corporation, by the authorized representative or a duly authorized person on behalf of such corporation. A proxy must be dated. In order for a proxy to be valid, a registered Shareholder must:

(1)	sign his or her name on the lines specified for such purpose at the bottom of the Form of Proxy; and

(2)	return the properly executed and completed Form of Proxy by mailing it or delivering it by hand in the appropriate enclosed return envelope addressed to Vote Processing, c/o Broadridge at 51 Mercedes Way, Edgewood, NY 11717 to be received by 10:00 a.m., PDT, on April 26, 2024, or no later than 48 hours before any adjournment or postponement of the Meeting.

Revocation of Proxy

A registered Shareholder may revoke a proxy by delivering an instrument in writing executed by such registered Shareholder (or by the registered Shareholder’s legal representative or trustee in bankruptcy or, where the registered Shareholder is a corporation, by a duly authorized person on behalf of the corporation or by the authorized representative appointed for the corporation) either to the registered office of the Corporation at 1200-200 Burrard Street, Vancouver, British Columbia, Canada, V6C 3L6 attention: James Cantwell or to 8310 S. Valley Highway, Suite 300, Englewood, Colorado, USA, 80112 attention: Pamela Solly at any time up to and including 10:00 a.m., PDT, on April 26, 2024, or no later than 48 hours before any adjournment or postponement of the Meeting or to the Chair of the Meeting prior to commencement of the Meeting or any adjournment or postponement thereof. A registered Shareholder may also revoke a proxy in any other manner permitted by law including by attending the meeting and voting in person or delivering a new Form of Proxy to the registered office of the Corporation or the transfer agent in accordance with the instructions and within the deadline set out in the Notice of Meeting.

Voting of Proxies

A registered Shareholder may direct the manner in which his or her Common Shares are to be voted or withheld from voting in accordance with the instructions of the registered Shareholder by marking the Form of Proxy accordingly. The management nominees designated in the enclosed Form of Proxy will vote the Common Shares represented by proxy in accordance with the instructions of the registered Shareholder on any resolution that may be called for and if the registered Shareholder specifies a choice with respect to any matter to be acted upon, the Common Shares will be voted accordingly. Where no choice is so specified with respect to any resolution or in the absence of certain instructions, the Common Shares represented by a proxy given to management will be voted “FOR” the election of nominees to the Board and the resolutions identified in this Information Circular. If more than one direction is made with respect to any resolution, such Common Shares will similarly be voted “FOR” the resolution.

Exercise of Discretion by Proxyholders

The enclosed Form of Proxy when properly completed and delivered and not revoked, confers discretionary authority upon the proxyholders named therein with respect to amendments or variations of matters identified in the accompanying Notice of Meeting, and other matters not so identified which may properly be brought before the

Meeting. At the date of this Information Circular, management of the Corporation knows of no such amendments, variations, or other matters to come before the Meeting. If any amendment or variation or other matter comes before the Meeting, the persons named in the proxy will vote in accordance with their best judgement on such amendment, variation or matter, subject to any limitations imposed by applicable law.

Voting by Beneficial Shareholders

The information set out in this section is important to many Shareholders as a substantial number of Shareholders do not hold their Common Shares in their own name.

Persons who hold Common Shares through their brokers, agents, trustees or other intermediaries (such persons, “Beneficial Shareholders”) should note that only proxies deposited by registered Shareholders whose names appear on the share register of the Corporation may be recognized and acted upon at the Meeting. If Common Shares are shown on an account statement provided by a broker, then in almost all cases the name of such Beneficial Shareholder will not appear on the share register of the Corporation. Such Common Shares will most likely be registered in the name of the broker or an agent of the broker. In Canada, the vast majority of such shares will be registered in the name of “CDS & Co.”, the registration name of CDS Clearing and Depositary Services Inc., and in the United States, the vast majority will be registered in the name of “Cede & Co.”, the registration name of the Depository Trust Company, which entities act as nominees for many brokerage firms. Common Shares held by brokers, agents, trustees or other intermediaries can only be voted by those brokers, agents, trustees or other intermediaries in accordance with instructions received from Beneficial Shareholders. As a result, Beneficial Shareholders should carefully review the voting instructions provided by their intermediary with this Information Circular and ensure they communicate how they would like their Common Shares voted.

Beneficial Shareholders who have not objected to their intermediary disclosing certain ownership information about themselves to the Corporation are referred to as “NOBOs”. Those Beneficial Shareholders who have objected to their intermediary disclosing ownership information about themselves to the Corporation are referred to as “OBOs”. In accordance with the requirements of National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer of the Canadian Securities Administrators and Rule 14a-13 under the Exchange Act, the Corporation has elected notice-and-access for delivery of the Notice of Meeting, this Information Circular and the Form of Proxy (collectively, the “Meeting Materials”) indirectly through intermediaries to all of the Beneficial Shareholders. The intermediaries (or their service companies) are responsible for forwarding the Meeting Materials to each Beneficial Shareholder, unless the Beneficial Shareholder has waived the right to receive them. The Corporation will pay for intermediaries to forward the Meeting Materials to OBOs.

Intermediaries will frequently use service companies to forward the Meeting Materials to Beneficial Shareholders. Generally, a Beneficial Shareholder who has not waived the right to receive Meeting Materials will either:

(1)	be given a Form of Proxy which (i) has already been signed by the intermediary (typically by a facsimile, stamped signature), (ii) is restricted as to the number of shares beneficially owned by the Beneficial Shareholder, and (iii) must be completed, but not signed, by the Beneficial Shareholder and deposited with Broadridge; or

(2)	more typically, be given a voting instruction form (“VIF”) which (i) is not signed by the intermediary, and (ii) when properly completed and signed by the Beneficial Shareholder and returned to the intermediary or its service company, will constitute voting instructions which the intermediary must follow.

VIFs should be completed and returned in accordance with the specific instructions noted on the VIF. The purpose of this procedure is to permit Beneficial Shareholders to direct the voting of the Common Shares which they beneficially own.

Please return your voting instructions as specified in the VIF. Beneficial Shareholders should carefully follow the instructions set out in the VIF, including those regarding when and where the VIF is to be delivered.

Although Beneficial Shareholders may not be recognized directly at the Meeting for the purpose of voting Common Shares registered in the name of their broker, agent, trustee or other intermediary, a Beneficial Shareholder may attend the Meeting as a proxyholder for a Shareholder and vote Common Shares in that capacity. Beneficial Shareholders who wish to attend the Meeting or have someone else attend on their behalf, and indirectly vote their Common Shares as proxyholder for the registered Shareholder should contact their broker, agent, trustee, or other intermediary well in advance of the Meeting to determine the steps necessary to permit them to indirectly vote their Common Shares as a proxyholder.

Securities Entitled to Vote

The Board has fixed the close of business on March 11, 2024 as the record date for the purpose of determining the Shareholders entitled to receive notice of and to vote at the Meeting, but the failure of any Shareholder to receive notice of the Meeting does not deprive such Shareholder of the entitlement to vote at the Meeting.

As of March 11, 2024, the authorized share capital of the Corporation consists of no maximum number of Common Shares, without par value of which 121,534,045 Common Shares are issued and outstanding. Every registered Shareholder who is present in person, by proxy or by authorized representative and entitled to vote at the Meeting shall have one vote and every Shareholder entitled to vote at the Meeting shall on a ballot have one vote for each Common Share they hold.

Quorum

Under the Articles of the Corporation, the quorum for the transaction of business at the Meeting is two or more Shareholders entitled to vote at the Meeting represented in person or by proxy.

Abstentions will be counted as present for purposes of determining the presence of a quorum at the Meeting but will not be counted as votes cast. Broker non-votes (shares held by a broker or nominee as to which the broker or nominee does not have the authority to vote on a particular matter without instructions, see below “Broker Non-Votes”) will not be counted as votes cast for the particular matter. If the Common Shares not voted on a particular matter pursuant to a broker non-vote are voted on other matters at the Meeting at which a broker or nominee have authority to vote without instruction (e.g. the appointment of auditors), then those Common Shares will be counted as present for purposes of determining quorum at the Meeting.

Except as described below, neither abstentions nor broker non-votes will have any effect on the outcome of the votes on the matters to be acted upon at the Meeting.

Votes withheld in relation to the election of directors and appointment of the auditors will be counted as present for purposes of determining the presence of a quorum at the Meeting and will have the same effect as a vote against the appointment of the auditors. In relation to the election of directors, pursuant to the Corporation’s majority voting policy, if the number of votes withheld in relation to a nominee exceeds the number of votes for such nominee, such nominee will be required to submit their resignation for consideration by the Board, see above “Majority Voting Policy”.

Broker Non-Votes

Brokers and other intermediaries, holding Common Shares in street name for their customers, are required to vote the Common Shares in the manner directed by their customers. Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on non-routine matters (including, but not limited to, non-contested director elections, advisory votes on executive compensation, advisory votes on the frequency of advisory votes on executive compensation and the amendment of compensation plans) unless the beneficial owner of such Common Shares has given voting instructions on the matter.

The absence of a vote on a matter where the broker has not received written voting instructions from a Beneficial Shareholder is referred to as a “broker non-vote”. Any Common Shares represented at the Meeting but not voted (whether by abstention or broker non-vote) will have no impact on any matters to be acted upon at the Meeting.

Ownership of the Corporation’s Common Shares

Equity Ownership Policy

The Corporation believes that it is in the best interest of the Corporation and its Shareholders to align the financial interests of the directors and executive officers with the interests of the Shareholders of the Corporation.

The Corporation adopted an Equity Ownership Policy on February 23, 2021 that requires its directors and executive officers to own Common Shares, restricted share units (“RSUs”), or deferred share units (“DSUs”) of Vista Gold Corp., having a fair market value equal to a multiple of the base annual salary (or in the case of a director, the annual cash retainer) paid to the director or executive officer by the Corporation, as follows:

Directors	Three (3) times annual cash retainer
CEO	Three (3) times annual base salary
CFO and COO	Two (2) times annual base salary
Vice Presidents	One (1) times annual base salary

Directors are required to achieve this ownership threshold within three years, and executive officers are required to achieve this ownership threshold within five years, from the later of the date this policy is adopted by the Board and the date the individual became a director or executive officer of the Corporation.

The following may be used in determining Common Share ownership: (a) Common Shares owned directly (including through open market purchases or acquired and held upon vesting of equity awards); (b) RSUs (whether vested or not vested); and (c) DSUs. Unexercised options to purchase Common Shares (“Options”) granted under the Corporation’s Stock Option Plan (the “Stock Option Plan”) (whether vested or unvested) do not count toward the minimum equity ownership requirements.

If the annual base salary of an executive officer, or the annual cash retainer of a director, is increased, such executive officer or director will be required to achieve the required minimum equity ownership level within two years of the effective date of the increase in base salary or retainer. Each individual director and executive officer is required to maintain his or her minimum ownership level throughout his or her term as an officer or director of the Corporation and securities may not be the object of specific monetization or other hedging arrangements to reduce or offset exposure to the market value of these holdings.

The value held shall be calculated as the greater of cost, grant date value or market value as of December 31st of each year.

Compliance with Equity Ownership Policy

The following table sets forth certain information regarding the equity ownership requirements for directors and executive officers of the Corporation. Directors of the Corporation have three years to become compliant with the policy from the date of appointment and executive officers of the Corporation have five years from date of appointment to become compliant with the policy. The policy was adopted on February 23, 2021 and the table presents compliance information as of December 31, 2023.

and Position	Holding Value	Policy
Name and Position	Required Minimum Equity Holding Value	Compliant with Equity Ownership Policy
Tracy A. Stevenson, Chair and Director	$96,000	Y
John M. Clark, Director	$96,000	Y
W. Durand Eppler, Director (1)	$96,000	Y
Deborah J. Friedman, Director	$96,000	Y
Frederick H. Earnest, President Chief Executive Officer, and Director	$1,050,000	Y
Douglas L. Tobler, Chief Financial Officer	$550,000	Y (2)
John W. Rozelle, Sr Vice President (3)	$240,000	Y
Pamela A. Solly, Vice President Investor Relations	$180,000	Y

(1)Mr. Eppler passed away on February 27, 2024.
(2)Mr. Tobler joined the Corporation on July 1, 2019. The Corporation believes it is reasonable that Mr. Tobler will be in compliance with the Equity Ownership Policy prior to five years from the date of adoption of the policy.
(3)Mr. Rozelle retired effective December 31, 2023.

Michel Sylvestre was appointed to the Board on February 13, 2024 and therefore does not appear in the table above.

Ownership by Management

The following table sets forth certain information regarding beneficial ownership, control or direction, directly or indirectly, of the Common Shares, as of March 11, 2024, by (i) each of the Corporation’s executive officers and directors individually; and (ii) the Corporation’s executive officers and directors, as a group.

Name and Position (1)	Common Shares Beneficially Owned	Percentage of Class (2)
John M. Clark: Director	618,068 (3)	*
Deborah J. Friedman: Director	527,000 (4)	*
Tracy A. Stevenson: Chair and Director	912,199 (5)	*
Michel Sylvestre, Director	216,000 (6)	*
Frederick H. Earnest: President Chief Executive Officer, Director	1,970,739 (7)	1.6%
Douglas L. Tobler: Chief Financial Officer	493,402 (8)	*
Pamela A. Solly: Vice President of Investor Relations	322,431 (9)	*
All executive officers and directors as a group (7 persons)	5,059,839	4.2%

*	Represents less than 1% of the outstanding Common Shares.
(1)	The address of each of the persons listed is c/o Vista Gold Corp., 8310 S. Valley Highway, Suite 300, Englewood, Colorado 80112.
(2)

In accordance with Rule 13d-3(d)(1) under the Exchange Act, the applicable percentage of ownership for each person is based on 121,534,045 Common Shares outstanding as of March 11, 2024, plus any securities held by such person exercisable for or convertible into Common Shares within 60 days after March 11, 2024.

(3)	Includes 189,068 Common Shares currently owned and 429,000 Common Shares upon the settlement of DSUs.
(4)	Includes nil Common Shares currently owned, 100,000 Common Shares which may be acquired upon the exercise of immediately exercisable Options, and 427,000 Common Shares upon the settlement of DSUs.
(5)

Includes 453,199 Common Shares currently owned and 434,000 Common Shares upon the settlement of DSUs, and 25,000 Common Shares which may be acquired upon the exercise of immediately exercisable Warrants.

(6)	Includes nil Common Shares currently owned, and 216,000 Common Shares upon the settlement of DSUs.
(7)	Includes 1,970,739 Common Shares currently owned.
(8)

Includes 338,402 Common Shares currently owned, 150,000 Common Shares which may be acquired upon the exercise of immediately exercisable Options, and 5,000 Common Shares which may be acquired upon the exercise of immediately exercisable Warrants.

(9)	Includes 222,431 Common Shares currently owned and 100,000 Common Shares which may be acquired upon the exercise of immediately exercisable Options.

Ownership by Principal Shareholders

The following table sets forth certain information regarding the ownership of the Common Shares as at March 11, 2024 by each Shareholder known to the Corporation to beneficially own or control or direct, directly or indirectly, more than five percent of the outstanding Common Shares based on such person’s most recently available Schedule 13G filed with the SEC.

and Address	(1)
Name and Address	Common Shares Beneficially Owned(1)	Percentage of Class (1)
Sun Valley Gold LLC (“Sun Valley”)	20,572,544 (2)	16.8%
620 Sun Valley Road
Sun Valley, ID 83353

(1)In accordance with Rule 13d-3(d)(1) under the Exchange Act, the applicable percentage of ownership of each Shareholder is based on 121,534,045 Common Shares outstanding as of March 11, 2024, plus any securities held by such Shareholder exercisable for or convertible into Common Shares within 60 days after the date of this Information Circular.
(2)Sun Valley exercises control and direction over 19,922,544 Common Shares (representing 16.4% of the outstanding Common Shares as of March 11, 2024 on an undiluted basis) and 650,000 Common Share purchase warrants. If the 650,000 warrants are exercised, Sun Valley will exercise control and direction over 16.8% of the issued and outstanding Common Shares (after giving effect to the exercise of such warrants, but not the exercise of any other convertible securities of the Corporation).

Change in Control

The Corporation has no charter provisions that would delay, defer, or prevent a change in control of the Corporation.

The Corporation is not aware of any arrangement that might result in a change in control in the future. To the Corporation’s knowledge there are no arrangements, including any pledge by any person of the Corporation’s securities, the operation of which may at a subsequent date result in a change in the Corporation’s control.

Corporate Governance

The Board and executive officers consider good corporate governance to be an important factor in the efficient and effective operation of the Corporation. The Canadian Securities Administrators implemented National Policy 58-201 – Corporate Governance Guidelines and National Instrument 58-101 – Disclosure of Corporate Governance Practices (“NI 58-101”) in each of the provinces and territories of Canada. The NYSE American, LLC (the “NYSE American”) has also established rules for corporate governance as detailed in the NYSE American’s Company Guide (the “NYSE American Company Guide”). The Board is of the view that the Corporation’s system of corporate governance meets these sets of guidelines and requirements.

Board of Directors

The present Board consists of five directors, four of whom are viewed as being “independent” within the meaning of NI 58-101 and four of whom qualify as “independent” within the meaning of Section 803A of the NYSE American Company Guide. John M. Clark, Deborah J. Friedman, Tracy A. Stevenson, and Michael Sylvestre are considered to be independent members of the Board. If the nominated directors are elected, after the AGM the Board will consist of six directors, five of whom will be independent.

Frederick H. Earnest is not an independent director because of his management position with the Corporation.

Board Leadership Structure

Tracy A. Stevenson is the Chair of the Board and is considered under securities laws to be an independent director. All of the members of the Corporate Governance and Nominating Committee, the Audit Committee and the Compensation Committee are independent directors and each of such committees meets regularly without management present. The Board has reviewed the Corporation’s current Board leadership structure in light of the composition of the Board, the Corporation’s size, the nature of the Corporation’s business, the regulatory framework under which the Corporation operates, the Corporation’s share base, the Corporation’s Peer Group (as defined below) and other relevant factors, and has determined that having a non-executive Chair of the Board is currently the most appropriate leadership structure for the Corporation.

The Board believes that adequate structures and processes are in place to facilitate the functioning of the Board independently of the Corporation’s management. The independent directors met together without management present six times during 2023. The regularly scheduled committee meetings give the independent directors the opportunity for open and frank discussions on all matters they consider relevant, including an assessment of their own performance. In addition, the Audit Committee meets regularly with the Corporation’s auditor without management present. Accordingly, the Board believes that there is adequate leadership by the independent directors.

A number of directors of the Corporation hold directorships with other issuers. Details of those other directorships can be found above in the table under the heading “Particulars of Matters to be Acted Upon - Election of Directors”.

Frederick Earnest, Deborah Friedman, and Tracy Stevenson attended all of the meetings of the Board. John Clark attended 20 of 21 meetings of the Board and W. Durand Eppler attended 19 of 21 meetings of the Board. Mike Sylvestre was appointed to the Board on February 13, 2024. The President and Chief Executive Officer of the Corporation is required to attend annual general meetings. Attendance by other directors is discretionary. All of the independent directors attended the 2023 annual general and special meeting via video conferencing and Frederick Earnest, President, Chief Executive Officer and Director attended in person.

Mandate of the Board of Directors

Pursuant to the Business Corporations Act (British Columbia), the Board is required to manage or supervise the management of the affairs and business of the Corporation. The Board has adopted a written mandate (the “Mandate”), which defines its stewardship responsibilities in light of this statutory obligation. Under this Mandate, the Board is responsible for (i) the stewardship of the business and affairs of the Corporation; (ii) supervising the management of the business and affairs of the Corporation; (iii) providing leadership to the Corporation by practicing responsible, sustainable and ethical decision making; (iv) ensuring that all major issues affecting the Corporation are given proper consideration, including the identification and management of risks relating to the business and affairs of the Corporation and (v) directing management to ensure that legal, regulatory and stock exchange requirements applicable to the Corporation have been met. In addition, the Board is also responsible for succession planning and assuring the integrity of the Corporation’s disclosure controls and procedures, internal controls over financial reporting and management information systems. In carrying out these responsibilities, the Board is entitled to place reasonable reliance on management. The Mandate and responsibilities of the Board are to be carried out in a manner consistent with the fundamental objective of protecting and enhancing the value of the Corporation and providing ongoing benefit to the Shareholders. See Appendix “B” for the Mandate of the Board.

Position Descriptions

The Board has developed written position descriptions for the Chair of the Board, Chief Executive Officer, and Chief Financial Officer.

The Chair’s primary responsibilities include providing leadership to foster effectiveness of the Board, chairing all Board meetings and managing the affairs of the Board and Shareholders, and oversight of Board organization, effectiveness, and satisfaction of its obligations and responsibilities. The Chair also acts as the primary spokesperson for the Board and supports and oversees effective communication with Shareholders, and between the Board and senior management. The Chair also acts in an advisory capacity to the Chief Executive Officer in all matters concerning the interests of the Board and works with the Chief Executive Officer in developing and monitoring the progress of strategic plans and in monitoring policy implementation.

The Chair of each committee of the Board is identified below under the heading “Corporate Governance – Board of Directors – Committees of the Board of Directors”. The Corporation has not developed written position descriptions for the Chair of each committee. Each Chair provides leadership to its respective committee to assist that committee with operating effectively.

Orientation and Continuing Education

New Board members receive comprehensive orientation regarding the role of the Board, its committees, and the directors, as well as the nature and operations of the Corporation’s business. From time to time, presentations are given to the Board on legal and other matters applicable to the Corporation and directors’ duties.

Ethical Business Conduct

On December 19, 2003, the Board adopted a Code of Business Conduct and Ethics (the “Code of Ethics”), which is based on the fundamental principles of honesty, loyalty, fairness, forthrightness and use of common sense in general. The Code of Ethics is periodically reviewed and amended as necessary to reflect changes in the Corporation’s practices and good governance. The Code of Ethics was most recently amended in August 2020. An integral part of the Code of Ethics is the policy that the Corporation will be managed with full transparency, and in the best interests of the Shareholders and other stakeholders of the Corporation. The Code of Ethics (as amended) is available on the Corporation’s website at www.vistagold.com. The Code of Ethics applies to all directors, officers and employees of the Corporation, including the Corporation’s Chief Executive Officer and Chief Financial Officer. The Board, through the Corporate Governance and Nominating Committee, is responsible for monitoring compliance with the Code of Ethics. Anonymous reports of Code of Ethics violations go to the Chair of the Audit Committee and are investigated by that committee. Non-anonymous reports of Code of Ethics violations are investigated by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee reviews with management any issues with respect to compliance with the Code of Ethics. The Corporation intends to disclose on its website any amendments to the Code of Ethics and if any waiver from a provision of its Code of Ethics is granted to a director or officer of the Corporation. No waivers were granted from the requirements of the Corporation’s Code of Ethics during the year ended December 31, 2023, or during the subsequent period through to the date of this Information Circular.

The Board ensures, through the Corporate Governance and Nominating Committee, that the directors exercise independent judgement in considering transactions and agreements in respect of which a director or executive officer has a material interest. The Code of Ethics sets out the procedures with respect to reporting conflicts of interest. Actual or potential conflicts of interests are reported to the Chair of the Corporate Governance and Nominating Committee. Members of the Corporate Governance and Nominating Committee are required to be particularly vigilant in reviewing and approving conflicts of interests.

Hedging Policy

The Corporation’s insider trading policy prohibits its directors, officers, certain family members of the directors and officers and any other entities in which such persons have a substantial beneficial interest, serves as trustee or is otherwise owned or controlled by such persons, from engaging in any form of hedging or monetization transactions, such as zero-cost collars and forward sale contracts, in the Common Shares of the Corporation.

Diversity

On March 13, 2019, the Board unanimously adopted a diversity policy (the “Diversity Policy”), designed to assist the Corporation in achieving various objectives focused on recruiting and managing key talent while promoting diversity and inclusion, including in regard to the representation of women on the Board and in senior executive officer positions. The Diversity Policy was updated in July 2020. The Diversity Policy sets out the Corporation’s diversity objectives which include, to: (i) consider, recruit, manage and promote individuals who are highly qualified, based on their talents, experience, functional expertise, skills, character, and qualities, and in light of the Corporation’s current and future plans and objectives as well as anticipated regulatory and market developments and other appropriate factors; (ii) consider criteria that promote diversity, including on the basis of age, race, gender, ethnicity, geographic knowledge, industry experience, Board tenure and culture; and (iii) consider the level of diverse representation on the Board and in senior executive officer positions along with other markers of diversity when making recommendations for nominees to the Board or for appointment as senior executive officers and in general with regard to succession planning for the Board and executive officers.

Pursuant to the Diversity Policy, management periodically reports to the Board regarding the efficacy of steps taken to achieve compliance with this policy. The Board continues to seek more diversity on the Board and in senior executive positions. The Corporation’s Diversity Policy is available on the Corporation’s website at www.vistagold.com.

Women Board Members and Executive Officers

Pursuant to the charter of the Corporate Governance and Nominating Committee (the “Corporate Governance and Nominating Committee Charter”), at least annually the Corporate Governance and Nominating Committee performs a review and evaluation of the proportion of women employees at the Corporation, in executive positions and on the Board and reports to the Board on the results of this review and evaluation.

The Board has not adopted targets for the number of women on the Board or in executive officer positions, as it believes that any director nominee or executive officer should not be chosen or excluded solely or largely on the basis of gender. In identifying and nominating candidates for election or re-election to the Board, the Corporate Governance and Nominating Committee gives consideration to the level of representation of women on the Board, and focuses on the skills, expertise and background that would complement the existing Board and anticipated contributions the chosen candidate will make to the Board. Similarly, the Board will consider the level of representation of women in executive officer positions, and make hiring decisions based on skills, abilities and suitability. The Board believes that this approach fosters decisions regarding the composition of the Board and senior management team based on the best interests of the Corporation and its Shareholders.

Currently, women in Board and executive officer positions include Deborah J. Friedman, representing 20.0% of the total number of directors, and Pamela A. Solly representing 33.0% of executive officers of the Corporation.

Committees of the Board of Directors

During 2023, there were four standing committees of the Board: the Audit Committee; the Corporate Governance and Nominating Committee; the Compensation Committee; and the Health, Safety, Environment and Social Responsibility Committee, each described below. Between regularly scheduled meetings, the Board sometimes acts on recommendations of the committees and other matters by unanimous written consent. All of the directors on each committee, except the Health, Safety, Environment and Social Responsibility Committee, are “independent” within the meaning of Section 803A of the NYSE American Company Guide and within the meaning of National Instrument 52-110 – Audit Committees (“NI 52-110”).

Each committee of the Board evaluates its own effectiveness annually and, at least annually, the Board evaluates the performance of each of its committees. In addition, at least annually, the Corporate Governance and Nominating Committee evaluates the effectiveness of the Board as a whole, considering the size, composition, diversity, operation, practice, tenure policies and adequacy and quality of information provided by management of the Corporation for Board meetings. As well as the foregoing evaluations, periodically each director completes a confidential evaluation of the Board and its committees. The results of these confidential evaluations are summarized by legal counsel and presented to the Board.

Audit Committee

The Corporation has a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee is Chaired by Tracy A. Stevenson. Its other members as of the date of this Information Circular are Deborah J. Friedman and John M. Clark. Each member of the Audit Committee is “independent” within the meaning of Rule 10A-3 of the Exchange Act, Section 803(B)(2) of the NYSE American Company Guide and is “independent” and “financially literate” within the respective meaning of such terms in NI 52-110. In accordance with Section 407 of the United States Sarbanes-Oxley Act of 2002 and Item 407(d)(5)(ii) and (iii) of Regulation S-K, the Board has identified Tracy A. Stevenson as the “Audit Committee Financial Expert” and has confirmed that Tracy A. Stevenson is “financially sophisticated” within the meaning of NYSE American Company Guide Section 803(B)(2). No member of the Audit Committee has participated in preparing of the financial statements of the Corporation or any current subsidiary of the Corporation at any time during the past three years. The Audit Committee, under the guidance of the Audit Committee Charter approved by the Board, monitors and assists the Board in fulfilling its responsibilities in monitoring (i) the Corporation’s accounting and financial reporting processes; (ii) the integrity of the financial statements of the Corporation; (iii) compliance by the Corporation with legal and regulatory requirements; (iv) the independent auditor’s qualifications, independence and performance; (v) the Corporation’s policies and procedures for the identification, assessment and management of business risks; and

(vi) business practices and ethical standards of the Corporation. A copy of the Audit Committee Charter is available on the Corporation’s website at www.vistagold.com. The Audit Committee met six times during the fiscal year ended December 31, 2023. Additional information about the Audit Committee is contained below under the heading “Corporate Governance - Audit Committee Report”.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is Chaired by Deborah J. Friedman. Its other members as of the date of this Information Circular are John Clark and Tracy Stevenson. The Corporate Governance and Nominating Committee’s functions are to: (i) identify individuals qualified to become members of the Board and to recommend to the Board candidates for appointment, election or re-election as directors; (ii) recommend to the Board director nominees for each Board committee; (iii) consider issues and report to the Board with respect to corporate governance matters; and (iv) review and assess the Corporation’s governance policies. In addition, the Corporate Governance and Nominating Committee reviews related party transactions involving the Corporation. The Corporate Governance and Nominating Committee met four times during the fiscal year ended December 31, 2023.

The Corporate Governance and Nominating Committee believes candidates for the Board should have the ability to exercise objectivity and independence in making informed business decisions; extensive knowledge, experience and judgment; the highest integrity; loyalty to the interests of the Corporation and its Shareholders; a willingness to devote the extensive time necessary to fulfill a director’s duties; the ability to contribute to the diversity of perspectives present in board deliberations; and an appreciation of the role of the Corporation in society. The Corporate Governance and Nominating Committee considers candidates meeting these criteria who are suggested by directors, management,

Shareholders, and search firms hired to identify and evaluate qualified candidates. In connection with its assessments of candidates and other governance matters including the size and composition of the Board, the Corporation and Corporate Governance and Nominating Committee consider a number of factors and conditions, including the views of Shareholders. This is a continual process and may result in changes to the size and composition of the Board prior to the Corporation’s next annual general meeting. As such, from time to time the Corporate Governance and Nominating Committee may recommend qualified candidates who are considered to enhance the strength, independence, and effectiveness of the Board. Shareholders may submit recommendations in writing by letter addressed to the Chief Executive Officer of the Corporation or the Chair of the Corporate Governance and Nominating Committee. In addition, subject to the advance notice requirements contained in the Corporation’s Articles, Shareholders may nominate directors at an annual general meeting.

The Corporate Governance and Nominating Committee oversees the evaluation of the Board composition and members. Periodically, the Corporate Governance and Nominating Committee reviews and makes recommendations regarding the size, composition, operation, practice and tenure policies of the Board, with a view to facilitate effective decision making. The Corporate Governance and Nominating Committee believes it is in the best interests of the Corporation when selecting candidates to serve on the Board to consider the diversity of the Board in accordance with the objectives of the Diversity Policy and to consider candidates on the basis of their talents, experience, functional expertise, skills, character, and qualities, and in light of the Corporation’s current and future plans and objectives as well as anticipated regulatory and market developments and other qualities for nomination. The Corporate Governance and Nominating Committee assesses the effectiveness of this approach as part of its annual review of its charter.

	Clark	Earnest	Friedman	Keenan	Stevenson	Sylvestre
Mining Industry Experience
Exploration/Geology		✔				✔
Development/Construction	✔	✔	✔	✔		✔
Operations/ Operations Management		✔	✔	✔	✔	✔
Safety/Environment/ Social Responsibility		✔	✔	✔	✔	✔
General Business Skills
Executive/Management	✔	✔	✔	✔	✔	✔
Banking/Finance	✔		✔	✔	✔
Mergers & Acquisitions	✔		✔	✔	✔	✔
Accounting/Reporting	✔	✔	✔	✔	✔
Corporate Governance	✔	✔	✔	✔	✔	✔
Human Resources / Compensation	✔	✔	✔	✔	✔
International Experience	✔	✔	✔	✔	✔	✔
Legal / Regulatory	✔	✔	✔	✔	✔
Risk Management	✔	✔	✔	✔	✔	✔
Strategy Development	✔	✔	✔	✔	✔	✔

The Corporation has not adopted term limits for the directors on the Board. The Board is of the view that term limits are not necessary at this time because pursuant to the Corporate Governance and Nominating Committee Charter, Board tenure is a factor that the Corporate Governance and Nominating Committee already considers in making its recommendations.

The Corporate Governance and Nominating Committee Charter and Diversity Policy are available on the

Corporation’s website at www.vistagold.com.

Compensation Committee

The Compensation Committee is Chaired by John M. Clark. Its other member as of the date of this Information Circular is Tracy A. Stevenson. W. Durand Eppler was a member of the Compensation Committee prior to his passing on February 27, 2024. Following the Meeting, the Board may appoint an additional director to the Compensation Committee. Each member of the Compensation Committee is “independent” within the meaning of Section 803A and Section 805(c)(1) of the NYSE American Company Guide. The Compensation Committee’s functions are to review and recommend to the Board compensation policies and programs of the Corporation, as well as salary and benefit levels for its executives. Except for delegation by the Compensation Committee of its responsibilities to a sub-committee of the Compensation Committee, the Compensation Committee does not and cannot delegate its authority to determine director and executive officer compensation. For further discussion of the Compensation Committee’s process for the recommendation of the Corporation’s compensation policies and programs, as well as salary and benefit levels of individual executives, including a discussion of the role of compensation consultants in advising the Compensation Committee, please see the section below under the heading “Executive Compensation – Compensation Discussion and Analysis.”

The Compensation Committee meets at regularly scheduled times between meetings of the Board, and sometimes acts by unanimous written consent. The Compensation Committee met four times during the fiscal year ended December 31, 2023. The duties of the Compensation Committee are described in its charter, which is available on the Corporation’s website at www.vistagold.com and is reviewed by the Board annually.

Health, Safety, Environment and Social Responsibility Committee

Prior to his passing on February 27, 2024, W. Durand Eppler was Chair of the Health, Safety, Environment and Social Responsibility Committee. Its other members are Frederick H. Earnest, acting Chair, Deborah J. Friedman, and Michel Sylvestre. Following the Meeting, the Board will appoint a new Chair and may appoint an additional director to the Health, Safety, Environment and Social Responsibility Committee. The primary purpose of the Health, Safety, Environment and Social Responsibility Committee is to assist the Board in its oversight of: (i) health, safety, environment and community risks; (ii) the Corporation’s compliance with applicable legal and regulatory requirements; (iii) the Corporation’s performance in relation to health, safety, environment and social responsibility matters; (iv) the performance and leadership of the health, safety, environment and social responsibility functions of the Corporation; and (v) the Corporation’s external reporting with respect to health, safety, environment and social responsibility matters.

The Health, Safety, Environment and Social Responsibility Committee met four times during the fiscal year ended December 31, 2023. The duties of the Health, Safety, Environment and Social Responsibility Committee are described in its charter, which is available on the Corporation’s website at www.vistagold.com and is reviewed by the Board annually.

Communications with the Board of Directors

Shareholders may send communications by letter to the Board, the Chair or one or more of the non-management directors or the Chief Executive Officer of the Corporation at 8310 S. Valley Highway, Englewood, CO 80112 or by contacting the Chief Executive Officer at (720) 981-1185. The receipt of concerns about the Corporation’s accounting, internal controls, auditing matters or business practices will be reported to the Audit Committee. The receipt of other concerns will be reported to the Board or appropriate committee(s) of the Board.

Board’s Role in Risk Oversight

The Board considers the understanding, identification, and management of risk as essential elements for the successful management of the Corporation. The Corporation faces a variety of risks, including credit risk, liquidity risk and operational risk. The Board believes an effective risk management system will: (i) timely identify the material risks that the Corporation faces; (ii) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant committees of the Board; (iii) implement appropriate and responsive risk management strategies consistent with the Corporation’s risk profile; and (iv) integrate risk management into the Corporation’s decision-making.

Risk oversight is undertaken on a regular basis by the Board and the Audit Committee. The Audit Committee periodically reviews and discusses with management their policies and procedures for the identification, assessment and management of business risks. The Audit Committee also has oversight responsibility with respect to the integrity of the Corporation’s financial reporting process and systems of internal control regarding finance and accounting, as well as its financial statements. The Audit Committee makes periodic reports to the Board regarding briefings provided by management and advisors as well as on the committee’s own analysis and conclusions regarding the adequacy of the Corporation’s risk management processes.

At the management level, regular internal risk reviews provide reliable and timely information to the Board and management regarding the Corporation’s effectiveness in identifying and appropriately controlling risks.

The Corporation also has a comprehensive internal risk framework, which facilitates performance of risk oversight by the Board and the Audit Committee. The risk management framework is designed to:

●	provide that risks are identified, monitored, reported, and quantified properly;
●	define and communicate the types and amount of risk the Corporation is willing to take;
●	communicate to the appropriate management level the type and amount of risk taken;
●	maintain risk management processes that are independent of the risk-taking activities; and
●	promote a strong risk management culture that encourages a focus on risk-aware performance.

In addition to the formal compliance program, the Board encourages management to promote a corporate culture that incorporates risk management into the Corporation’s corporate strategy and day-to-day business operations. The Board also continually works, with the input of the Corporation’s executive officers, to assess and analyze the most likely areas of future risk for the Corporation.

Audit Committee Report

The Audit Committee is responsible for providing independent, objective oversight of the Corporation’s accounting functions and internal controls. The Audit Committee acts under a written charter first adopted and approved by the Board in 2007, and most recently amended in October 2020, which is reviewed by the Board annually. Each member of the Audit Committee is “independent” within the meaning of Rule 10A-3 of the Exchange Act and Section 803(B)(2) the NYSE American Company Guide and “independent” and “financially literate” within the meaning of such terms in NI 52-110. In accordance with Section 407 of the United States Sarbanes-Oxley Act of 2002 and Item 407(d)(5)(ii) and (iii) of Regulation S-K, the Board has identified Tracy A. Stevenson as the “Audit Committee Financial Expert.” A copy of the Audit Committee Charter is available on the Corporation’s website at www.vistagold.com.

The responsibilities of the Audit Committee include appointing and retaining the accounting firm that serves as the Corporation’s independent auditor, which reports to the Audit Committee. The Board recommends to Shareholders the approval of the accounting firm appointed by the Audit Committee. The Audit Committee is responsible for recommending to the Board that the Corporation’s financial statements and the related management’s discussion and analysis be included in its Annual Report on Form 10-K. The Audit Committee took a number of steps in making this recommendation for fiscal year 2023.

First, the Audit Committee discussed with Davidson & Company those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, including information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process.

Second, the Audit Committee discussed with Davidson & Company the independence of Davidson & Company and received from Davidson & Company the letter required by applicable standards of the Public Company Accounting Oversight Board for independent auditor communications with audit committees, as may be modified or supplemented, concerning its independence as required under applicable independence standards for auditors of public companies. This discussion and disclosure assisted the Audit Committee in evaluating such independence.

Finally, the Audit Committee reviewed and discussed, with the Corporation’s management and Davidson & Company, the Corporation’s audited consolidated balance sheets as at December 31, 2023, and consolidated statements of income/(loss), cash flows and shareholders’ equity for the fiscal year ended December 31, 2023 and the related management’s discussion and analysis included in the Corporation’s Annual Report on Form 10-K.

Based on the discussions with Davidson & Company concerning the audit, their independence, the financial statement review, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that the Corporation’s financial statements and the related management’s discussion and analysis be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Submitted on behalf of the Audit Committee,

TRACY A. STEVENSON (CHAIR)

John M. Clark

Deborah J. Friedman

*

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Corporation specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended or the Exchange Act.

Executive Officers

As of March 11, 2024, the executive officers of the Corporation, their ages and their business experience and principal occupation during the past five years were as follows:

Name, Position and Age	Held Office Since	Business Experience During Past Five Years
Frederick H. Earnest, President, Chief Executive Officer and Director Age - 62	August 1, 2007 – January 1, 2012 (President, Chief Operating Officer and Director) January 1, 2012 - present (President, Chief Executive Officer and Director)

Chief Executive Officer of the Corporation since January 2012; President of the Corporation since August 2007; director of Midas Gold Corp. from April 2011 to April 2014; and former Chief Operating Officer of the Corporation from August 2007 to January 2012. Mr. Earnest has more than 35 years of experience in the mining industry where he has worked in the development, construction, operation and turnaround of gold, base metal, and industrial minerals operations. He has extensive international experience with more than 10 years in Latin America. Mr. Earnest holds a B.S. in Mining Engineering from the Colorado School of Mines.

Douglas L. Tobler Chief Financial Officer Age - 65	July 1, 2019

Chief Financial Officer of the Corporation since July 1, 2019. Mr. Tobler has more than 40 years of corporate financial management experience gained as a chief financial officer, CPA, and corporate advisor. He has extensive experience with growth-stage resource companies, including most recently as Chief Financial Officer of Lydian International from April 2014 to June 2019. Prior to Lydian, Mr. Tobler was Chief Financial Officer of Alacer Gold Corp. from April 2004 to May 2012, throughout the development and early years of operations of the Çöpler Gold Mine in Turkey. While a CPA and advisor, Mr. Tobler assisted numerous mining clients with strategic financial and corporate accounting initiatives. He was also a fellow with Coopers & Lybrand’s National Accounting and SEC Directorate. Mr. Tobler holds a B.S. in Business Administration (Accounting) from the University of Colorado.

Pamela A. Solly Vice President of Investor Relations Age - 59	April 1, 2019

Vice President of Investor Relations of the Corporation since April 1, 2019; Ms. Solly has more than has 30 years of public company experience strategically developing, coordinating, and executing investor relations and corporate communications programs. Prior to joining the Corporation, Ms. Solly was Vice President of Investor Relations of Lydian International from December 2016 to March 2019. Ms. Solly was Director of Investor Relations at Thompson Creek Metals Company from May 2010 to November 2016. Ms. Solly holds a B.S. degree in Business Administration from Regis University and a Master of International Management degree from the University of Denver. She is also a Director of the Denver Gold Group.

To our knowledge, there is no arrangement or understanding between any of our officers and any other person, including directors, pursuant to which the officer was selected to serve as an officer.

Executive Compensation

Compensation Discussion and Analysis

Compensation Program Objectives

The Corporation’s compensation programs and policies are designed to be competitive with similar mining companies and to recognize and reward executive performance consistent with the achievement of the Corporation’s objectives. The programs and policies are intended to provide the Corporation with the means to attract and retain capable and experienced executive talent. The Compensation Committee’s role and philosophy is to ensure that the Corporation’s compensation practices, as applied to the actual compensation paid to the Corporation’s executive officers, are aligned with the Corporation’s overall business objectives and with Shareholder interests.

The Compensation Committee considers a variety of factors when determining compensation policies and programs and individual compensation levels. These factors include the long-range interests of the Corporation and its Shareholders, overall technical, professional and experience needs of the Corporation, the competitive requirements to attract and retain key employees, and the Compensation Committee’s assessment of the position requirements for each executive’s role in the Corporation. The Compensation Committee does not weigh any of these factors more heavily than others and does not use any formula to assess these factors, but rather considers each factor in its judgment and discretion.

The Compensation Committee has the authority to engage and compensate, at the expense of the Corporation, any outside advisor that it determines necessary to permit it to carry out its duties. In 2021, the Compensation Committee engaged Hugessen Consulting Inc. (“Hugessen”), an independent compensation advisor, to review director and executive officer compensation. Fees billed to the Corporation by Hugessen during 2021 in connection with the review of director and executive officer compensation were C$34,000. The Corporation did not pay any fees or engage or any compensation consultant for any services in 2020, 2022, or 2023. During 2021, the Compensation Committee was assisted by Hugessen in determining appropriate levels of compensation for the Corporation’s directors and executive officers. Hugessen compiled data from publicly available information for all categories of compensation (directors’ fees, executive base salaries, share-based incentives, and short-term incentives) from a peer group of companies in the mining sector. Hugessen’s peer group of companies was developed using one or more of the following selection criteria:

●Canadian and/or U.S. listed;
●market capitalization substantially similar to the Corporation;
●gold, diversified metals and mining, or precious metals/minerals industry; and/or
●stage of development, complexity of operation/business strategy similar to the Corporation.

Based upon considerations of the selection criteria, the following peer group of companies was used by Hugessen for its compensation review (collectively, the “Peer Group”).

Artemis Gold Inc.	Marathon Gold Corporation
Ausgold Limited	Nighthawk Gold Corp.
Belo Sun	Perpetua Resources Corp.
Black Cat Syndicate Limited	Rox Resources Limited
De Grey Mining Limited	Skeena Resources Limited
First Mining Gold Corp.	Treasury Metals Inc.
Integra Resources	Troilus Gold Corp.

The Board determines when it is appropriate to grant annual discretionary incentive awards. No annual cash incentive awards were granted in years 2012 to 2017. Based on the achievement of goals and objectives in 2020, 2021, and 2022 cash incentive awards were paid in June 2021, March 2022, and March 2023. No cash incentive awards were paid in 2019 or 2020.

Role of Executive Officers in Determining Compensation

The Compensation Committee reviews and recommends to the Board the compensation policies and programs of the Corporation, as well as salary and benefit levels for individual executives. The President and Chief Executive Officer of the Corporation may not be present during meetings of the Compensation Committee or the Board when his compensation is being discussed. The executive officers prepare and present to the Compensation Committee surveys, analyses, reports, and recommendations, as the Compensation Committee may request, including independent industry surveys. The Board makes the final determination regarding the Corporation’s compensation programs and practices.

Elements of the Corporation’s Compensation Program for Fiscal Year 2023

The 2023 compensation plan for executive officers was comprised of the following components: base salary, cash- based awards under the Corporation’s Short Term Incentive Program (the “STIP”) and share-based awards under the Corporation’s Stock Option Plan and Long Term Incentive Plan (“LTIP”). Directors are eligible to receive share- based awards under the Stock Option Plan and the Corporation’s Deferred Share Unit Plan (the “DSU Plan”).

There is no set policy or target regarding allocation between cash and non-cash elements of the Corporation’s compensation program. The Compensation Committee reviews annually the total compensation package of the Corporation’s executives on an individual basis, against the backdrop of the compensation goals and objectives and the industry compensation data described above and makes recommendations to the Board concerning the individual components of compensation.

Base Salary

As a general rule for establishing base salaries, the Compensation Committee periodically reviews competitive market data for each executive position and determines placement of the employee at an appropriate level in a range. Compensation levels are typically negotiated with the candidate for the position prior to his or her final selection as an executive officer. Salaries for the Corporation’s executive officers are reviewed at least annually to reflect external factors such as market and inflation as well as overall corporate performance and the results of internal performance reviews.

Short Term Incentive Plan

The STIP is intended to allow executive officers and management personnel to earn discretionary incentive payments based on a percentage of base salary. All executive officers and management personnel participate in the STIP. The discretionary incentive payment for Mr. Earnest, President, and Chief Executive Officer of the Corporation, is an amount determined annually by the Board. The performance of the President and Chief Executive Officer is, however, generally evaluated using the same performance objectives applied to other executive officers and management personnel.

The Compensation Committee determines executive incentive compensation considering three primary factors:

(1) corporate liquidity; (2) achievement of overall corporate goals, which are typically evaluated following the conclusion of each year; and (3) individual performance.

Under the STIP, the Board, acting at its sole discretion, may grant cash awards. In 2021, 2022, and 2023 the Corporation granted awards under the STIP to incentivize and reward the achievement of corporate goals and objectives. RSU awards were granted in 2021, 2022, and 2023 and cash awards were granted in 2021, 2022, and 2023.

The following tables summarize the corporate objectives for 2023 and the scores for key executives relative to the achievement of each objective as well as the relative weighting for each objective.

Corporate Objectives			VP(1)
2023 Corporate Objectives	Frederick H. Earnest, President & CEO	Douglas L. Tobler, CFO	John W. Rozelle, Senior VP(1)
Health, Safety, Environment, Social & Governance Performance	15%	15%	15%
Shareholder Returns	40%	40%	35%
Delivery on Key Milestones	30%	30%	35%
Budget and Treasury Management	15%	15%	15%
Total	100%	100%	100%

(1)	Mr. Rozelle retired effective December 31, 2023.

2023 Corporate Objectives	Fred Earnest	Doug Tobler	John Rozelle
Health, Safety, Environment, Social & Governance Performance	15/15	15/15	15/15
- conduct business consistent with established corporate policies and guidelines	6/6	15/15	10/10
-target no lost time accidents and no environmental non- compliance - advance social initiatives in coordination with the Jawoyn	5/5 4/4	0/0 0/0	5/5 0/0
Shareholder Returns	20/40	20/40	17.5/35
-significantly increase share price relative to our peers	0/20	0/20	0/17.5
- with CIBC, continue to evaluate a broad range of transactions with the aim of concluding a transaction to maximize shareholder value	10/10	15/15	10/10
- efficiently cultivate institutional and retail investor interest through Shareholder outreach programs, seminars, increased analyst coverage and social media	10/10	5/5	7.5/7.5
Delivery on Project Milestones	28.25/30	28.75/30	32.75/35
-add material value at Mt Todd	11.25/15	11.25/15	13.125/17.5

-

conclude agreements with the Northern Territory Government that provide greater certainty for the development of the Mt Todd project and improved economic returns while maintaining holding costs at appropriate levels

	10/8	2/2	4/4
- complete scoping studies for smaller or staged development employing Australia small-mine development strategies - advance studies and agreement that provide clarity for project development	4/4 3/3	12.5/10 3/3	10.625/8.5 5/5
Budget and Treasury Management	25/15	25/15	15/15

-

execute the Corporation’s plans with expenditures in line with Board-approved budgets with the flexibility to adapt as corporate strategies or market conditions may change

- ensure a strong treasury is maintained to allow for planning three years beyond the end of the year

	5/5 20/10	5/5 20/10	10/10 5/5
Total	88.25/100	88.75/100	80.25/100

The following tables summarize the corporate objectives for 2024 and the weighting that will be used to assess the achievement of these objectives for the two most highly paid executives.

2024 Corporate Objectives

Health, Safety, Environment, Social & Governance Performance – conduct business consistent with established corporate policies and guidelines

-
target no lost time accidents and no environmental non-compliance
-
advance social initiatives in coordination with the Jawoyn Association Aboriginal Corporation

Shareholder Returns – increase share price relative to our peers

-
continue to evaluate a broad range of opportunities and advance appropriate value creating strategic alternatives, including concluding a transaction to maximize shareholder value
-
efficiently cultivate institutional and retail investor interest through shareholder outreach programs, seminars, increased analyst coverage and social media

Delivery on Key Milestones – add material value at Mt Todd

-
complete a drilling program in the North Batman Backslope area with the goal of adding at least 0.5 million ounces of additional measured and indicated mineral resources while targeting a lower stripping ratio
-advance a technical study for smaller, staged development employing Australian small-mine development strategies
-
advance studies, authorizations and agreements that provide clarity for project development

Budget and Treasury Management – execute the Corporation’s plans with expenditures in line with Board-approved budgets with the flexibility to adapt as corporate strategies or market conditions may change

- ensure a strong treasury is maintained to allow for planning two years beyond the end of the year

2024 Corporate Objective	Fred Earnest, CEO	Doug Tobler, CFO	Pamela Solly, VP Investor Relations
Health, Safety, Environment, Social & Governance Performance	15%	15%	15%
Shareholder Returns	40%	40%	40%
Delivery on Key Milestones	30%	30%	30%
Budget and Treasury Management	15%	15%	15%
Total	100%	100%	100%

Share-Based Incentive Awards

The Corporation provides share-based incentives to employees and directors under three separate share-based incentive plans, the Stock Option Plan, the LTIP, and the DSU Plan (collectively, the “Plans”), which are designed to align compensation with the enhancement of Shareholder value. The Plans are administered by the Compensation Committee (as delegated by the Board). The Plans are designed to be complementary.

The Stock Option Plan provides for grants of Options to directors, officers, employees and consultants of the Corporation or its subsidiaries (each, an “Optionee”).

The LTIP provides grants of RSUs and restricted stock (“Restricted Stock” and collectively, the “LTIP Awards”) to officers, employees and consultants of the Corporation or its subsidiaries (each, an “LTIP Participant”). Non-employee directors are not eligible for grants of RSUs and Restricted Stock under the LTIP.

The DSU Plan provides for grants of DSUs to Eligible Directors (as defined below).

The following table sets out the maximum number of Common Shares issuable pursuant to the terms of the Plans and applicable securities laws.

Maximum Number of Common Shares Issuable:
							To Any
				At any Time	Issued to		One
		Under the		to Insiders of	Insiders	To Any	Individual
	Under	Plans in		the	Within a	One	Within a
	Each	Aggregate	To Non-Employee	Corporation	Calendar	Individual	Calendar
	Plan(1)	(1)(2)	Directors	(1)(2)	Year(1)(2)	(1)(2)	Year

Stock Option Plan	10%	10%	The lesser of: 1%(1) and an annual value of $150,000	10%	10%	5%	3,000,000 Common Shares
LTIP	5%	10%	N/A	10%	10%	N/A	3,000,000 Common Shares
DSU Plan	3%	10%	The lesser of: 1%(1) and an annual value of $150,000	10%	10%	N/A	N/A

Notes:

(1)To be calculated based on the aggregate number of issued and outstanding Common Shares on a non-diluted basis.

(2)Together with all other security based compensation of the Corporation.

As of March 11, 2024, an aggregate of 4,927,341 Common Shares (or 4.1% of the total number of issued and outstanding Common Shares) are issuable under the Stock Option Plan, the DSU Plan and the LTIP pursuant to outstanding Options, DSUs and RSUs and 7,226,064 Common Shares (or 5.9% of the total number of issued and outstanding Common Shares) in aggregate remain available for future grants under the Stock Option Plan, DSU Plan and LTIP.

As of March 11, 2024, 4,927,341 Common Shares issuable under the Stock Option Plan, DSU Plan and LTIP was comprised of: (i) 400,000 Common Shares (or 0.3% of the total number of issued and outstanding Common Shares) issuable upon the due exercise of vested Options granted under the Stock Option Plan, (ii) 1,801,000 Common Shares (or 1.5% of the total number of issued and outstanding Common Shares) issuable upon the distribution of DSUs granted under the DSU Plan and (iii) 2,726,341 Common Shares (or 2.2% of the total number of issued and outstanding Common Shares) issuable upon the vesting of RSUs granted under the LTIP pursuant to outstanding awards. The maximum number of Common Shares which may be reserved, set aside, and made available for issue under the Stock Option Plan, DSU Plan, and LTIP combined is a variable number equal to 10% of the issued and outstanding Common Shares on the date of the grant on a non-diluted basis.

As of March 11, 2024, 11,753,405 Common Shares (or 9.7% of the total number of issued and outstanding Common Shares) remain available for future grants under the Stock Option Plan, 1,845,021 Common Shares (or 1.5% of the total number of issued and outstanding Common Shares) remain available for future grants under the DSU Plan, and 3,350,361 Common Shares (or 2.8% of the total number of issued and outstanding Common Shares) will remain available for future grants under the LTIP. Each amount of Common Shares remaining available for future grants set out in this paragraph is subject to the maximum aggregate of grants under the Stock Option Plan, DSU Plan and LTIP combined of 10% of the issued and outstanding Common Shares on the date of the grant on a non-diluted basis.

Annual Burn Rates of Options, LTIP Awards and DSUs

In accordance with the requirements of section 613 of the TSX Company Manual, the following table sets out the burn rate of Options, LTIP Awards and DSUs as of the end of the financial year ended December 31, 2022 and for the two preceding financial years. The burn rate is calculated by dividing the number of Options, LTIP Awards or DSU Awards, as applicable, granted under the Plans during the relevant fiscal year by the weighted average number of securities outstanding for the applicable financial year.

		31, 2022	31, 2021
	Year ended December 31, 2023	Year ended December 31, 2022	Year ended December 31, 2021
Number of Options granted under the Stock Option Plan	–	–	–
Number of RSU Awards granted under the LTIP	1,163,000	759,000	891,000
Number of DSU Awards granted under the DSU Plan	420,000	324,000	204,000
Weighted average of outstanding securities	120,471,317	118,005,490	110,263,237
Annual Burn Rate: Options	0.0%	0.0%	0.0%
Annual Burn Rate: LTIP Awards	1.0%	0.6%	0.8%
Annual Burn Rate: DSU Awards	0.3%	0.3%	0.2%

Further details of the objectives and operations of each of the Plans are discussed in the sections below.

Stock Option Plan

The Compensation Committee has discretion to determine (i) the total number of optioned shares made available under the Stock Option Plan, (ii) the directors, officers, employees and consultants of the Corporation or its subsidiaries who are eligible to receive Options, (iii) the time when and the price at which Options will be granted and exercised, and (iv) the conditions and restrictions on the exercise of Options.

The exercise price of an Option must not be less than the closing price of the Common Shares on (i) in the case of Options with an exercise price in U.S. dollars, the NYSE American, or (ii) in the case of Options with an exercise price in Canadian dollars, the TSX, in either case, on the last trading day preceding the date of grant.

Options become exercisable only after they vest in accordance with the respective option agreement and must expire no later than ten years from the date of grant; provided that, if the expiry date of an Option occurs during a blackout period, such expiry date will be the date that is the 10th business day after the last day of the applicable blackout period pursuant to the terms of the Stock Option Plan. An Optionee has no rights whatsoever as a Shareholder in respect of the Common Shares subject to unexercised Options. Options for employees are subject to withholding taxes.

Causes of Cessation of Options

Pursuant to the terms of the Stock Option Plan, if any Optionee ceases to be a director, officer or employee of the Corporation or its subsidiaries, as a result of termination for “cause” (as defined in the Stock Option Plan), all unexercised Options will immediately terminate. If an Optionee ceases to be a director, officer or employee of the Corporation, or its subsidiaries, or ceases to be a consultant to the Corporation, for any reason other than termination for cause, his or her Options may be exercised up to, but not after, the earlier of 30 days from the date of ceasing to be a director, officer, employee or consultant, or the expiry date of the Option to the extent they were exercisable. In the event of death of an Optionee, the legal representatives of such Optionee have the right to exercise the Options at any time up to, but not after, the earlier of 90 days from the date of death or the expiry date of such Option.

No Assignment or Transfer of Options

An Option is not transferable or assignable other than by will or other testamentary instrument or the laws of succession or administration and may be exercisable during the lifetime of the Optionee only by such Optionee.

Long Term Equity Incentive Plan

The Compensation Committee determines the persons to whom LTIP Awards are to be made; determines the type, size, terms, and conditions of LTIP Awards; determines the prices to be paid for LTIP Awards; interprets the LTIP; adopts, amends, and rescinds administrative guidelines and other rules and regulations relating to the LTIP; and makes all other determinations and takes all other actions it believes are necessary or advisable for the implementation and administration of the LTIP.

The LTIP provides that the Compensation Committee may, in its sole discretion, grant awards of RSUs and/or Restricted Stock to any LTIP Participant. All grants of LTIP Awards are subject to the terms and conditions of an LTIP Award agreement entered into between the Corporation and the LTIP Participant at the time the LTIP Award is granted.

RSUs are not Common Shares, but rather represent a right to receive from the Corporation at a future date Common Shares. The Compensation Committee has the authority to make the receipt of Common Shares under the RSUs conditional upon the expiry of a time-based vesting period, the attainment of specified performance goals or such other factors as the Compensation Committee determines in its discretion. Common Shares issuable pursuant to the vesting of RSUs will be registered in the name of the LTIP Participant and upon such issuance of Common Shares the vested RSUs will be cancelled. RSUs are settled in Common Shares, unless (i) the Corporation withholds shares equivalent to the value of employee withholding tax obligations which result from RSUs vesting; or (ii) the Corporation offers the LTIP Participant the option to receive cash in lieu of Common Shares based on the Fair Market Value (as defined in the LTIP) at the time of settlement.

Restricted Stock are Common Shares which are subject to such restrictions as the Compensation Committee may impose, such as forfeiture conditions, transfer restrictions or a restriction on, or prohibition against, the right to receive any dividend or other right or property with respect thereto. The Compensation Committee has the authority to establish the terms for the lapse of restrictions applicable to Restricted Stock conditional upon the expiry of a time- based vesting period, the attainment of specified performance goals or such other factors as the Compensation Committee may determine in its discretion. Upon grant of Restricted Stock, the Corporation issues and holds share certificates registered in the name of such LTIP Participants. The share certificates bear a legend referring to the LTIP Award agreement and the possible forfeiture of such shares of Restricted Stock.

The duration of the vesting period and other vesting terms applicable to grants of RSUs or Restricted Stock are determined at the time of the grant by the Compensation Committee and such vesting period must be a minimum of one year in duration. Notwithstanding certain provisions that allow the Compensation Committee to accelerate vesting of an award under the LTIP, the Compensation Committee cannot use this discretion to accelerate the vesting of an award under the LTIP to a period of less than one year in duration.

In administering the LTIP, the Compensation Committee conducts annual reviews of corporate performance and the LTIP Participants’ performance to determine whether performance goals have been achieved. The Compensation Committee also takes into consideration past LTIP Award grants and existing unvested LTIP Awards when considering whether to grant new LTIP Awards. The Compensation Committee typically sets goals for the LTIP Participant, which are aligned with items of corporate strategy, health, safety environment and social responsibility, regulatory compliance, and fiscal management. Performance goals in the past included items such as attainment of certain regulatory permits relating to Mt Todd; completion of economic and technical feasibility studies on Mt Todd, including the feasibility studies for Mt Todd and the achievement of certain share price performance criteria.

Causes of Cessation of LTIP Awards

Except as otherwise determined by the Compensation Committee, upon a Termination Date (as defined in the LTIP) that occurred as a result of the death or disability of the LTIP Participant, all vested LTIP Awards will enure to the benefit of the LTIP Participant’s heirs, executors and administrators. Except as otherwise determined by the Compensation Committee, if an LTIP Participant’s employment, term of office or engagement is terminated for cause or in the case of a consultant participant, for breach of contract, any LTIP Awards held by the LTIP Participant (whether vested or not) are forfeited to the Corporation. The LTIP provides for a number of instances that permit the Compensation Committee to accelerate the vesting of any outstanding LTIP Awards.

Unless otherwise determined by the Compensation Committee or the Board at or after the date of grant, if an LTIP Participant ceases to be employed or engaged by the Corporation or its subsidiaries within 12 months following a Change in Control (as defined in the LTIP) for any reason other than for cause, voluntary resignation (other than for good reason (as defined by the LTIP)), retirement, death or disability, each LTIP Award held by that LTIP Participant that is not fully vested on the date at which such person ceases to be a director, officer or consultant shall become free of all restrictions, conditions and limitations, and become fully vested.

The Board shall have the discretion to authorize such steps to be taken as it may consider to be equitable and appropriate in the event of any Share Reorganization, Corporate Reorganization or Special Distribution (each of such terms as defined in the LTIP), including the acceleration of vesting in order to preserve proportionately the rights, value, and obligations of the LTIP Participants holding LTIP Awards in such circumstances.

No Assignment or Transfer of LTIP Awards

No assignment or transfer of LTIP Awards, whether voluntary, involuntary, by operation of law or otherwise, vests any interest or right in such LTIP Awards whatsoever in any assignee or transferee. Immediately upon any assignment or transfer, or any attempt to make the same, such LTIP Awards will terminate, provided that any LTIP Awards held by a LTIP Participant that have vested at the Termination Date will enure to the benefit of the LTIP Participant’s heirs, executors and administrators.

Current LTIP Awards

Employees and consultant companies of the Corporation or its subsidiaries are eligible to receive LTIP Awards under the LTIP. Currently there are 3 executive officers, 4 employees, and one consultant that can participate under the LTIP. Non-executive directors of the Corporation are not eligible to receive LTIP Awards under the LTIP.

Because the grant of LTIP Awards under the LTIP is at the sole discretion of the Board and the Compensation Committee, it cannot currently be determined how many of such LTIP Awards may be granted in the future to any individual participant, all executive officers as a group, any associate of an executive officer, any consultant company of the Corporation or an affiliate of the Corporation, all consultant companies as a group, any employee of the Corporation or all employees as a group.

Certain United States Federal Income Tax Consequences related to the LTIP

The following is a brief summary of certain United States federal income tax consequences with respect to the grant of awards under the LTIP (the “Plan”). This summary does not describe all federal income tax consequences, including the consequences of owning and selling the Common Shares, nor does it describe Canadian, state, local or foreign income tax consequences.

Scope of This Disclosure

This summary does not address the U.S. federal income tax consequences of participation in the Plan by a non-U.S. Participant. For purposes of this summary, a “U.S. Participant” is a participant in the Plan who is either a citizen of the U.S. or a resident alien of the U.S. for purposes of the Internal Revenue Code of 1986, as amended (the “Code”), and the Canada-U.S. Tax Convention. For purposes of this summary, a “non-U.S. Participant” is a participant in the Plan who is not a U.S. Participant.

Tax Consequences With Respect to Awards of Restricted Shares or Restricted Share Units

There are no tax consequences to a U.S. Participant or the Corporation by reason of the grant of restricted stock or restricted share units under the Plan. If an award is payable in Common Shares that are subject to a substantial risk of forfeiture, unless a special election is made by the holder of the award under section 83(b) of the Code, the holder must recognize ordinary income equal to the fair market value of the Common Shares received (determined as of the first time the Common Shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier).

The holder’s basis for the Common Shares acquired under the Plan will be the amount of ordinary income recognized either when the Common Shares are received (for restricted share units or deferred share units) or when the shares are vested (for restricted share awards, subject to earlier recognition if a section 83(b) election is made). The Corporation will generally be entitled at that time to a U.S. income tax deduction for the same amount, subject to the rules of Section 162(m) of the Code.

Change in Control

Depending on the terms of a U.S. Participant's award agreement, upon a change in control of the Corporation, restrictions on a U.S. Participant's award may lapse, or a U.S. Participant's award may mature on an accelerated schedule. If this type of benefit, or other benefits and payments connected with a U.S. Participant's award that result from a change in control of the Corporation, are granted to certain individuals (such as the Corporation’s executive officers), the benefits and payments may be deemed to be "parachute payments" within the meaning of Section 280G of the Code. Section 280G provides that if parachute payments to an individual equal or exceed three times the individual's "base amount," the excess of the parachute payments over one times the base amount will be subject to a 20% excise tax payable by the individual. Any amount that is subject to an excise tax is also not deductible by the Corporation. "Base amount" is the individual's average annual compensation over the five taxable years preceding the taxable year in which the change in control occurs. Each U.S. Participant should consult his or her own tax advisor regarding potential tax liability upon a change in control of the Corporation.

Certain Special Rules

The foreign earned income exclusion provisions and the foreign tax credit provisions of the Code may, under certain circumstances, reduce the U.S. federal income tax liability of a U.S. Participant with respect to participation in the Plans. U.S. Participants should consult their own tax advisor regarding the foreign earned income exclusion provisions and the foreign tax credit provisions of the Code.

Income Tax Deduction

Subject to the usual rules concerning reasonable compensation, including the Corporation’s obligation to withhold or otherwise collect certain income and payroll taxes, the Corporation may be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the Plans. However, Section 162(m) of the Code prohibits publicly held corporations from deducting more than $1,000,000 per year in compensation paid to certain current and former named executive officers (the “covered executives”). Therefore, annual compensation paid to a covered executive in excess of $1,000,000 will generally not be deductible.

Deferred Share Unit Plan (DSU Plan)

The purpose of the DSU Plan is to assist the Corporation in attracting, retaining, and motivating non-employee directors of the Corporation and to more closely align the personal interests of such persons with Shareholders, thereby advancing the interests of the Corporation and its Shareholders and increasing the long-term value of the Corporation. Any individual who is a non-employee director of the Corporation (an “Eligible Director”) is eligible to participate in the DSU Plan.

The DSU Plan is administered by the Board, which, from time to time in its sole discretion, will cause the Corporation to enter into agreements effecting grants of DSUs to Eligible Directors (“DSU Plan Participants”), pursuant to which the Corporation will agree to pay, and the DSU Plan Participant will have the right to receive, Common Shares (the “Payment Shares”). In respect of each grant of DSUs, the Board will determine, among other things, the number of DSUs allocated to the DSU Plan Participant and such other terms and conditions of the DSUs applicable to each grant.

DSUs are fully vested upon being granted and credited to an account maintained by the Corporation for each DSU Plan Participant by means of bookkeeping entry (“DSU Account”). Notwithstanding the vesting of DSUs, the DSU Plan Participants receive payment shares only after they have ceased to be a director of the Corporation.

The term during which a DSU may be outstanding will, subject to the provisions of the DSU Plan (which require or permit the acceleration or the extension of the term), be such period as may be determined from time to time by the Board, but subject to the rules of any stock exchange or other regulatory body having jurisdiction over the Corporation.

Notwithstanding any other provision of the DSU Plan, the maximum number of Common Shares issuable pursuant to outstanding DSUs at any time is limited to 3% of the aggregate number of issued and outstanding Common Shares on a non-diluted basis. Also, the maximum number of Common Shares available for issuance pursuant to outstanding DSUs under the DSU Plan, together with all other security-based compensation arrangements, which include the Stock Option Plan and the LTIP, may not exceed 10% of the Common Shares outstanding from time to time, on a non- diluted basis.

In addition, the number of Common Shares issuable to insiders of the Corporation, at any time, within any one-year period pursuant to DSUs together with any other security-based compensation arrangements, may not exceed 10% of the issued and outstanding Common Shares on a non-diluted basis. The number of Common Shares issued to Eligible Directors shall not exceed the lesser of (i) 1% of the issued and outstanding Common Shares per Eligible Director; and (ii) an annual DSU value of $150,000 per Eligible Director.

DSUs that are cancelled, terminated or expire result in the Common Shares that were reserved for issuance thereunder being available for a subsequent grant of DSUs pursuant to the DSU Plan. Any increase in the issued and outstanding Common Shares (whether as a result of the issue of Common Shares pursuant to DSUs or otherwise) will result in an increase in the number of Common Shares that may be issued pursuant to DSUs outstanding at any time. Further, if the acquisition of Common Shares by the Corporation for cancellation should result in the above tests no longer being met, this will not constitute non-compliance with the above limitations for any awards outstanding prior to such purchase of Common Shares for cancellation.

Causes of Cessation of DSU Plan Awards

Upon the death of a DSU Plan Participant prior to the distribution of the DSUs credited to the DSU Account of such DSU Plan Participant under the DSU Plan, Payment Shares shall be issued or paid to the estate of such DSU Plan Participant on or about the thirtieth (30th) day after the Corporation is notified of the death of the DSU Plan Participant or on a later date elected by the DSU Plan Participant’s estate in the form prescribed for such purposes by the Corporation and delivered to the Chief Financial Officer of the Corporation not later than twenty (20) days after the Corporation is notified of the death of the DSU Plan Participant, provided that such elected date is no later than the last business day of the calendar year following the calendar year in which the DSU Plan Participant dies so that payment can be made on or before such last business day. Notwithstanding the above, upon the death of a U.S. DSU Plan Participant, the DSU Account shall be distributed to the estate of such U.S. DSU Plan Participant on the first business day following ninety (90) days after the U.S. DSU Plan Participant’s date of death.

If the Board terminates or suspends the DSU Plan, previously credited DSUs may, at the Board’s election, be distributed to DSU Plan Participants or may remain outstanding and in effect in accordance with the terms of the DSU Plan. The Board will not require the consent of any affected DSU Plan Participant in connection with a termination of the DSU Plan in which Payment Shares are issued to the DSU Plan Participant in respect of all such DSUs.

No Assignment or Transfer of DSU Plan Awards

Except as required by law, the rights of a DSU Plan Participant under the DSU Plan are not capable of being assigned, transferred, alienated, sold, encumbered, pledged, mortgaged, or charged and are not capable of being subject to attachment or legal process for the payment of any debts or obligations of the DSU Plan Participant.

For information about amendments to the DSU Plan or to grants of DSUs, see “Amendments to the Plans, Options, LTIP Award Agreements and DSUs”.

Amendments to the Plans, Options, LTIP Award Agreements and DSUs

Subject to the rules, regulations and policies of the TSX, the NYSE American and applicable law, the Compensation Committee may, without notice or Shareholder approval, make certain amendments to the Plans or a specific Option, LTIP Award or DSU Award for the purposes of: (i) altering, extending or accelerating the terms of vesting; (ii) amending the general vesting provisions; (iii) changing termination provisions; (iv) accelerating the expiry date of Options or LTIP Awards; (v) accelerations of time related to third party offers in accordance with the Stock Option Plan and adjustments related to stock divisions, consolidations, share reclassifications, amalgamations, reorganizations or similar transactions in accordance with the Stock Option Plan; (vi) amending or modifying the mechanics of exercise of the Options; (vii) amending termination of employment provisions under the LTIP; (viii) making amendments to protect LTIP Participants; (ix) curing or correcting any ambiguity, defect, inconsistent provision or manifest error; (x) amending definitions; (xi) making amendments of a “housekeeping” or administrative nature; (xii) effecting amendments necessary to comply with the provisions of applicable laws, or desirable for any advantages of any tax law (subject in the case of LTIP, to the Board being of the opinion that such amendments will not be prejudicial to the rights or interests of the participants in the LTIP); and (xiii) any other amendment, whether fundamental or otherwise, not requiring Shareholder approval under applicable law. No amendment of the Plans may contravene applicable laws, including the rules, regulations, and policies of the TSX and the NYSE American.

Shareholder approval must be obtained for amendments to the Plans that: (i) increase the maximum number of Common Shares issuable under the Plans; (ii) reduce the exercise price of an Option held by a non-insider of the Corporation; (iii) extend the term of any Options held by a non-insider of the Corporation, other than an extension during a Black Out Period (as defined in the Plans); (iv) increase the number of Common Shares issuable to insiders of the Corporation or to non-employee director participants, as applicable; (v) permit Options or DSUs to be transferrable or assignable; (vi) to add categories of persons eligible to participate in the DSU Plan; (vii) amend the amendment provisions in the Plans; (viii) add any form of financial assistance to an LTIP Participant; or (ix) where approval is required by the Exchanges (whether it be Exchange or Shareholder approval).

Approval by disinterested Shareholders is required for amendments that: (i) could result in the number of Common Shares issuable to insiders of the Corporation exceeding 10% of the issued and outstanding Common Shares; (ii) reduce the exercise price of an Option (including cancellation and reissuance at a lower exercise price) held by insiders of the Corporation; (iii) extend the term of any Option, LTIP Award or DSU Award held by insiders of the Corporation, other than an extension during a Black Out Period; and (iv) require disinterested Shareholder approval under applicable law (including rules of the Exchanges).

Perquisites and Other Personal Benefits

The Corporation’s named executive officers are not generally entitled to significant perquisites or other personal benefits not offered to the Corporation’s employees. The Corporation does sponsor a qualified tax-deferred savings plan for U.S. employees in accordance with the provisions of Section 401(k) of the Code, which is described further below under the heading “Executive Compensation – Pension and Retirement Savings Plans”.

Compensation for the Corporation’s Named Executive Officers in 2023

The Corporation’s named executive officers (defined below) for the fiscal year ended December 31, 2023 were Frederick H. Earnest, who served as the Corporation’s President and Chief Executive Officer, Douglas L. Tobler who served as the Corporation’s Chief Financial Officer and John W. Rozelle, who served as the Corporation’s Senior Vice President. Mr. Rozelle retired effective December 31, 2023.

The Corporation’s employment agreements with our named executive officers are described below under the heading “Executive Compensation – Executive Employment Agreements”. The compensation paid to the Corporation’s named executive officers is described below under the heading “Executive Compensation – Summary Compensation Table”.

Effects of Regulatory Requirements on Executive Compensation

Section 409A of the Code generally affects the granting of most forms of deferred compensation which were not earned and vested prior to 2005. The Corporation’s compensation program is designed to comply with the final regulations of the U.S. Internal Revenue Service and other guidance with respect to Section 409A of the Code, and we anticipate that the Compensation Committee will continue to design and administer the Corporation’s compensation programs accordingly.

Various rules under current generally accepted accounting practices impact the manner in which the Corporation accounts for grants of Options to employees, including executive officers, on its financial statements. While the Compensation Committee reviews the effect of these rules when determining the form and timing of grants of Options to the Corporation’s employees, including executive officers, this analysis is not necessarily the determinative factor in any such decision regarding the form and timing of these grants.

Incentive Compensation Recovery Policy

Our incentive compensation recovery policy applies to all cash and equity-based incentive compensation, whether vested or unvested, paid to our Covered Executives as defined in the incentive compensation recovery policy and includes separate triggers for material financial restatements and improper conduct, including a failure to report.

The policy provides that, if we undertake an accounting restatement due to the Corporation’s material noncompliance with any financial reporting requirements, the Board will evaluate whether the restatement requires recovery of incentive compensation that was awarded based on financial reporting measures that were subsequently restated. The Board may, in its sole discretion after evaluating the associated costs and benefits, recoup or take other action regarding any incentive compensation paid or granted during the previous three years to any Covered Executive that was in excess of what would have been paid or granted to the Covered Executive after giving effect to the restatement.

Compensation Committee Interlocks and Insider Participation

No executive officer of the Corporation is or has been a director or a member of the Compensation Committee of another entity having an executive officer who is or has been a director or a member of the Compensation Committee of the Corporation.

Compensation Committee Report on Executive Compensation

The Compensation Committee has reviewed and discussed this Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board that this Compensation Discussion and Analysis be included in this Information Circular.

Submitted on behalf of the Compensation Committee

JOHN M. CLARK (CHAIR)

Tracy A. Stevenson

The above filed report of the Compensation Committee will not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference in any of the Corporation’s filings under the United States Securities Act of 1933 or the Exchange Act, each as amended, except to the extent that we specifically so incorporate the same by reference.

Summary Compensation

The table below sets forth, for the fiscal years indicated, all compensation awarded to, paid to or earned by those individuals who, during the fiscal year ended December 31, 2023, served as (i) the Corporation’s Chief Executive Officer, and (ii) the Corporation’s two next most highly compensated executive officers whose total compensation was, individually, more than $100,000 during the fiscal year ended December 31, 2023. These officers are referred to in this Information Circular as the Corporation’s “named executive officers”.

		($)	(1) ($)				($)
Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(2)(3) ($)	All Other Compensation(4)(5) ($)	Total ($)
Frederick H. Earnest,	2023	350,000	60,813	142,177	–	13,200	566,190
President and Chief Executive	2022	350,000	–	143,830	–	12,200	506,030
Officer	2021(7)	345,833	100,000	214,422	–	11,600	671,855

Douglas L. Tobler,	2023	275,000	32,175	73,488	–	13,200	393,863
Chief Financial Officer	2022	275,000	–	74,250	–	12,200	361,450
	2021	275,000	40,000	110,314	–	11,600	436,914

John W. Rozelle	2023	177,230	24,585	39,294	–	52,250(6)	293,359
Senior Vice	2022	240,000	–	54,730	–	12,200	306,930
President(8)	2021(7)	237,500	50,000	81,736	–	11,600	380,836

(1)	In the second quarter of 2021, the Corporation paid a discretionary cash bonus to each named executive upon the approval of the Mining Management Plan.
(2)

For assumptions regarding the valuation of LTIP Awards and Options, see Note 6 to the Corporation’s audited annual consolidated financial statements for the year ended December 31, 2023 as filed with the Corporation’s Annual Report on Form 10-K on March 14, 2024.

(3)	The amounts in this column represent the dollar amounts for the aggregate grant-date fair value of Options granted pursuant to the Stock Option Plan, computed in accordance with FASB ASC Topic 718.
(4)	Perquisites and other personal benefits for the most recently completed financial year do not exceed $10,000 for any of the named executive officers unless otherwise noted.
(5)

Represents the Corporation’s contribution under the Corporation’s Retirement Savings Plan, except where otherwise indicated. The named executive officers of the Corporation participate in this plan on the same basis as all other employees of the Corporation. See “Pension and Retirement Savings Plans”.

(6)    At the end of 2023, Mr. Rozelle was paid $41,000 for unused vacation time, which is shown in the “Other Compensation.”

(7)     In March 2021, salary adjustments were made for Mr. Earnest and Mr. Rozelle.

(8)   Mr. Rozelle retired effective December 31, 2023. Mr. Rozelle worked part time for the Corporation starting in May 2023. As a result of the adoption of Mr. Rozelle’s consulting contract at the end of December 31, 2023, Mr. Rozelle will receive awards granted relative to personal or corporate performance for the entirety of 2023 and the award associated with the 2-year share price performance ending in March 2024.

Pay versus Performance

As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” (as defined by SEC rules) and certain financial performance metrics of the Corporation for the last two fiscal years. In determining the “compensation actually paid” to our named executive officers, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table (“SCT”) in previous years, as the SEC’s valuation methods for this section differ from those required in the SCT. The table below summarizes compensation values both as previously reported in our SCT, as well as the adjusted values required in this section.

The following table sets forth information concerning the compensation of our principal executive officer, or “PEO,” and, on an average basis, the compensation of our other named executive officers, or “NEOs,” for each of the years ending December 31, 2023, 2022, and 2021, as such compensation relates to our financial performance for each such year. The PEO for each of the years presented within the following tables was Frederick H. Earnest, President, Chief Executive Officer and Director. The NEO's for each of the years presented were Douglas L. Tobler, Chief Financial Officer and John W. Rozelle, Senior Vice President.

	Total for PEO	to PEO(1)	SCT Total for Non-PEO	to NEOs(2)		in thousands)
Year	SCT Total for PEO	Compensation Actually Paid to PEO(1)	Average SCT Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs(2)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return(3)	Net Loss (Dollars in thousands)
2023	$566,190	$585,128	$343,611	$350,464	$41.67	$6,585
2022	$506,030	$486,562	$334,190	$323,796	$46.30	$4,931
2021	$671,855	$497,105	$408,875	$321,435	$65.74	$15,237

(1)   The dollar amounts reported for the PEO under “Compensation Actually Paid” represent the amount of “Compensation Actually Paid” to the PEO, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the PEO during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to the PEO’s total compensation for each year to determine the compensation actually paid:

Reconciliation of PEO SCT Total and Compensation Actually Paid	2023	2022	2021
Total Compensation as reported in SCT	$566,190	$506,030	$671,855
Fair value of equity awards granted during year as reported in SCT	$(142,177)	$(143,830)	$(214,422)
Fair value of equity compensation granted in current year—value at end of year-end	$174,150	$121,000	$198,090
Change in fair value for end of prior year to vesting date for awards made in prior years that vested during current year	$5,108	$49,965	$(26,943)
Change in fair value from end of prior year to end of current year for awards made in prior years that were unvested at end of current year	$(11,783)	$(44,590)	$(119,757)
Fair value of awards forfeited in current year determined at end of prior year	$(6,359)	$(2,013)	$(11,718)
Compensation Actually Paid	$585,128	$486,562	$497,105

(2)  The dollar amounts reported for the NEOs under “Compensation Actually Paid” represent the average amount of “Compensation Actually Paid” to the NEOs, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to the NEOs’ average total compensation for each year to determine the compensation actually paid:

Reconciliation of NEO SCT Total and Compensation Actually Paid	2023	2022	2021
Total Compensation as reported in SCT	$343,611	$334,190	$408,875
Fair value of equity awards granted during year as reported in SCT	$(56,391)	$(64,490)	$(96,025)
Fair value of equity compensation granted in current year—value at end of year-end	$69,075	$54,250	$88,750
Change in fair value for end of prior year to vesting date for awards made in prior years that vested during current year	$2,305	$21,276	$(12,191)
Change in fair value from end of prior year to end of current year for awards made in prior years that were unvested at end of current year	$(5,283)	$(20,125)	$(52,108)
Fair value of awards forfeited in current year determined at end of prior year	$(2,854)	$(1,305)	$(15,866)
Compensation Actually Paid	$350,464	$323,796	$321,435

(1)	For purposes of calculating the cumulative total Shareholder return, the measurement period is the market close on the last trading day of 2020, through and including the end of the year for which cumulative total Shareholder return is being calculated.

Analysis of the Information Presented in the Pay Versus Performance Tables

Because we are not a production stage mining company, we did not have any revenue from continuing operations during the periods presented. Consequently, we have not historically focused on net income (loss) as a performance measure for our executive compensation programs. In 2021, 2022, and 2023 our net losses were approximately $15 million, approximately $4.9 million, and approximately $6.6 million, respectively. During the same periods the compensation actually paid for our PEO decreased slightly from $497,105 in 2021 to $486,562 in 2022 and then rose to $585,128 in 2023. The average compensation actually paid for our other NEOs remained essentially unchanged increasing from $321,435 in 2021 to $323,796 in 2022, and to $350,464 in 2023.

The following graph shows the compensation actually paid to Mr. Earnest and the average amount of compensation actually paid to our NEOs as a group (excluding Mr. Earnest) during the periods presented and total Shareholder return over those periods. Total Shareholder return was negative during 2021, 2022, and 2023. Mr. Earnest’s compensation actually paid showed a decrease from 2021 to 2022 and an increase in 2023. The average amount of compensation actually paid to our NEOs as a group (excluding Mr. Earnest) remained approximately flat in the same period.

We utilize performance measures to align executive compensation with performance, but those tend not to be financial performance measures, such as total Shareholder return. For example, as described in more detail above in the section “Executive Compensation – Compensation Discussion and Analysis,” our named executive officers are eligible to receive short term bonuses which are designed to provide appropriate incentives to our executives to achieve defined annual individual and corporate goals. Additionally, we believe stock options and restricted share units, which are an integral part of our executive compensation program, are closely related to the Corporation’s performance, although not directly tied to total Shareholder return, because their value is directly correlated to the market price of our Common Shares and requires that the executive officer continues in our employment over the vesting period. As such, these stock option awards and restricted share units strongly align our executive officers’ interests with those of our Shareholders by providing a continuing financial incentive to maximize long-term value for our Shareholders and by encouraging our executive officers to continue in our employment for the long-term.

Executive Employment Agreements

Employment Agreement with Frederick H. Earnest. Frederick H. Earnest has been engaged under an employment contract effective September 22, 2006, pursuant to which he was initially engaged to serve as Senior Vice President of Project Development of the Corporation and Vista Gold U.S., Inc., its wholly-owned subsidiary. From August 1, 2007 to January 1, 2012, Mr. Earnest served as President and Chief Operating Officer of the Corporation and of Vista Gold U.S., Inc., which was reflected in an employment agreement dated March 17, 2009. Since January 1, 2012, Mr. Earnest has served as President and Chief Executive Officer of the Corporation and Vista Gold U.S., Inc. Effective March 17, 2009, Mr. Earnest’s employment agreement was amended and restated, and it was further amended effective January 1, 2012. On November 1, 2012, Mr. Earnest entered a new employment agreement, which was amended effective March 12, 2014, January 1, 2016, March 8, 2019, and May 26, 2022.

Pursuant to the terms of his amended employment contract, Mr. Earnest is to receive an annual base salary of $350,000 and annual discretionary incentive payments. The grant of any incentive payment shall be in the sole discretion of the Board and shall be earned only after the grant thereof by the Board. Mr. Earnest’s eligibility to receive such incentive payment is conditioned upon his continued employment, both at the time the Board considers the grant of incentive payments and at the time such incentive payments are actually granted and paid. Mr. Earnest is also eligible to receive other benefits made available to the Corporation’s senior executive officers, including participation in any benefit plans and policies. For the year ended December 31, 2021, in addition to his annual salary, Mr. Earnest received a discretionary cash bonus of $100,000 upon the approval of the Mining Management Plan.

On July 24, 2018, the Corporation granted Mr. Earnest 114,000 Phantom Units. The Phantom Units vested in three equal parts: 1/3 at 12 months from grant, 1/3 at 24 months from grant, and 1/3 at 36 months from grant. The final tranche of the 2018 Phantom Units vested in July 2021, at which time each Phantom Unit was settled in cash at an amount equal to the Corporation’s closing share price on that day.

In addition, in 2021, the Corporation granted to Mr. Earnest 279,000 RSUs to receive 279,000 Common Shares under the LTIP. In 2022, the Corporation granted to Mr. Earnest 242,000 RSUs to receive 242,000 Common Shares under the LTIP. In 2023, the Corporation granted to Mr. Earnest 387,000 RSUs to receive 387,000 Common Shares under the LTIP. See “Executive Compensation – Outstanding Equity Awards and Options Exercised as at December 31, 2023 Table” below for a description of vesting and other terms applicable to Mr. Earnest’s Options and RSUs.

Employment Agreement with Douglas L. Tobler. Douglas L. Tobler has been engaged under an employment contract effective July 1, 2019, pursuant to which he was engaged to serve as Chief Financial Officer of the Corporation and Vista Gold U.S., Inc., its wholly-owned subsidiary. Mr. Tobler’s employment agreement was amended and restated effective May 26, 2022.

Pursuant to the terms of his employment contract, Mr. Tobler is to receive an annual base salary of $275,000 and annual discretionary incentive payments. The grant of any incentive payment shall be in the sole discretion of the Board and shall be earned only after the grant thereof by the Board. Mr. Tobler’s eligibility to receive such incentive payment is conditioned upon his continued employment, both at the time the Board considers the grant of incentive payments and at the time such incentive payments are actually granted and paid. Mr. Tobler is also eligible to receive other benefits made available to the Corporation’s senior executive officers, including participation in any benefit plans and policies. For the year ended December 31, 2021, in addition to his annual salary, Mr. Tobler received a discretionary cash bonus of $40,000 upon the approval of the Mining Management Plan.

In addition, in 2021, the Corporation granted to Mr. Tobler 144,000 RSUs to receive 144,000 Common Shares under the LTIP. In 2022, the Corporation granted to Mr. Tobler 125,000 RSUs to receive 125,000 Common Shares under the LTIP. In 2023, the Corporation granted to Mr. Tobler 200,000 RSUs to receive 200,000 Common Shares under the LTIP. See “Executive Compensation – Outstanding Equity Awards and Options Exercised as at December 31, 2023 Table” below for a description of vesting and other terms applicable to Mr. Tobler’s Options and RSUs.

Employment Agreement with John W. Rozelle. John W. Rozelle was engaged under an employment contract from May 16, 2011 through his retirement effective December 31, 2023, pursuant to which he was initially engaged to serve as Vice President Technical Services of the Corporation and Vista Gold U.S., Inc., its wholly-owned subsidiary. Mr. Rozelle entered into a new employment agreement on August 1, 2012, Mr. Rozelle has served as Senior Vice President of the Corporation and Vista Gold U.S., Inc. Effective November 1, 2012, Mr. Rozelle entered a new employment agreement, which was amended effective January 1, 2016, and May 26, 2022.

Pursuant to the terms of his amended employment contract, Mr. Rozelle is to receive an annual base salary of $240,000 and annual discretionary incentive payments. The grant of any such incentive payment shall be in the sole discretion of the Board and shall be earned only after the grant thereof by the Board. Mr. Rozelle’s eligibility to receive such incentive payment is conditioned upon his continued employment, both at the time the Board considers the grant of incentive payments and at the time such incentive payments are actually granted and paid. Mr. Rozelle is also eligible to receive other benefits made available to the Corporation’s senior executive officers, including participation in any benefit plans and policies. For the year ended December 31, 2021, in addition to his annual salary, Mr. Rozelle received a discretionary cash bonus of $50,000 upon the approval of the Mining Management Plan.

On July 24, 2018, the Corporation granted Mr. Rozelle 32,000 Phantom Units. The Phantom Units vested in three equal parts: 1/3 at 12 months from grant, 1/3 at 24 months from grant, and 1/3 at 36 months from grant. The final tranche of the 2018 Phantom Units vested in July 2021, at which time each Phantom Unit was settled in cash at an amount equal to the Corporation’s closing share price on that day.

In addition, in 2021, the Corporation granted to Mr. Rozelle 106,000 RSUs to receive 106,000 Common Shares under the LTIP. In 2022, the Corporation granted to Mr. Rozelle 92,000 RSUs to receive 92,000 Common Shares under the LTIP. In 2023, the Corporation granted Mr. Rozelle 107,000 RSUs to receive 107,000 Common Shares under the LTIP. See “Executive Compensation – Outstanding Equity Awards and Options Exercised as at December 31, 2022 Table” below for a description of vesting and other terms applicable to Mr. Rozelle’s Options and RSUs. Mr. Rozelle retired effective December 31, 2023.

Outstanding Equity Awards as at December 31, 2023

A summary of the number and the value of the outstanding equity awards at December 31, 2023 held by the named executive officers is set out in the table below.

	Option Awards				Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Value of unexercised in-the- money options ($)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Frederick H. Earnest					26,000(2)	11,700
President and					209,667(3)	94,350
Chief Executive Officer					387,000(4)	174,150

Douglas L. Tobler	150,000	0.77	6/27/2024	-	13,334(5)	6,000
Chief Financial Officer					108,334(6)	48,750
					200,000(7)	90,000

John W. Rozelle (11)					10,000(8)	4,500
Senior Vice President					79,667(9)	35,850
					107,000 (10)	48,150

(1) Each RSU represents a contingent right to receive one Common Share.

(2) 26,000 of the RSUs vested on February 23, 2024.

(3) 145,000 of the RSUs vest on March 2, 2024 provided share price performance of the Common Shares meets certain criteria; 32,333 vest on March 2, 2024, and 32,334 vest on March 2, 2025.

(4) 271,000 of the RSUs vest on March 5, 2025 provided share price performance of the Common Shares meets certain criteria; 38,666 vest on March 5, 2024, 38,666 vest on March 5, 2025, and 38,668 vest on March 5, 2026.

(5) 13,334 of the RSUs vested on February 23, 2024.

(6) 75,000 of the RSUs vest on March 2, 2024 provided share price performance of the Common Shares meets certain criteria; 16,666 vest on March 2, 2024, and 16,668 vest on March 2, 2025.

(7) 140,000 of the RSUs vest on March 5, 2025 provided share price performance of the Common Shares meets certain criteria; 20,000 vest on March 5, 2024, 20,000 vest on March 5, 2025, and 20,000 vest on March 5, 2026.

(8) 10,000 of the RSUs vested on February 23, 2024.

(9) 55,000 of the RSUs vest on March 2, 2024 provided share price performance of the Common Shares meets certain criteria; 12,333 vest on March 2, 2024, and 12,334 vest on March 2, 2025.

(10) 75,000 of the RSUs vest on March 5, 2025 provided share price performance of the Common Shares meets certain criteria; 10,666 vest on March 5, 2024, 10,666 vest on March 5, 2025, and 10,668 vest on March 5, 2026. As a result of the adoption of Mr. Rozelle’s retirement contract at the end of December 2023, Mr. Rozelle received all of his outstanding RSUs, but forfeited 107,000 RSUs at retirement.

(11) Mr. Rozelle retired effective December 31, 2023.

In 2023, the following RSUs held by named executive officers vested: 205,949 RSUs held by Mr. Earnest, 108,368 RSUs held by Mr. Tobler, and 77,550 RSUs held by Mr. Rozelle.

Pension and Retirement Savings Plans

The Corporation sponsors a qualified tax-deferred savings plan in accordance with the provisions of Section 401(k) of the Code, which is available to permanent US-based employees. Under the terms of this plan, the Corporation makes contributions of up to 4% of eligible employees’ salaries, subject to statutory maximums. The Corporation has no plans to provide pension or other retirement benefits.

Nonqualified Deferred Compensation

The Corporation has no plans that provide for deferred compensation to its executive officers. Termination of Employment, Change in Responsibilities and Employment Contracts Payments Upon Termination or Change in Responsibilities

The employment agreements with Frederick H. Earnest and Douglas L. Tobler contain provisions which entitle each of them to payments following termination or alteration of their respective employment with the Corporation in the event of a material adverse change, or termination of employment following a change of control or termination of employment by the Corporation without just cause. Each individual, depending on the nature of the termination, will be entitled to continuation of salary, accrued vacation pay, and employer-paid fringe benefits, for a stated period of time. Alternatively, each individual may elect to receive a lump sum payment of these amounts. In the event of termination following a change in control, each individual would also receive payment of amounts due under the STIP program. The total continuation period and lump sum benefit payment amounts between which the executives can choose are set out below.

“Material adverse change” means the assignment of any duties that are substantially inconsistent with or materially diminish his respective position; a material reduction in base salary or other compensation; or the relocation of the primary work location to any location more than 50 miles away from the primary work location as of the date of his applicable agreement.

“Just cause” includes any of his failure to perform assigned responsibilities that continues unremedied after written notice from the Corporation; death or permanent disability; breach of any fiduciary duty owed to the Corporation; or conviction in a criminal proceeding.

“Change of control” means any consolidation, merger, reorganization or other transaction of the Corporation that results in the Shareholders owning less than the majority of the aggregate voting power; sale or disposition of all or substantially all of the Corporation’s assets; or any transaction which results in the current Board ceasing to constitute the majority of the Board.

Material adverse change:
Name	Period	Total benefit amount
Mr. Earnest	24 months	$805,594
Mr. Tobler	24 months	$637,910
Without just cause:
Name	Period	Total benefit amount
Mr. Earnest	24 months	$805,594
Mr. Tobler	12 months	$318,955
Change of Control:
Name	Period	Total benefit amount
Mr. Earnest	24 months	$805,594
Mr. Tobler	24 months	$637,910

For a description of the treatment of outstanding Options held by named executive officers upon termination, see “Executive Compensation – Compensation Discussion and Analysis – Elements of the Corporation’s Compensation Program for Fiscal Year 2023 – Stock Incentive Awards – Stock Option Plan” above.

Other than as described above, the Corporation has no plan or arrangement in respect of compensation received or that may be received by named executive officers to compensate such officers in the event of the termination of their employment, resignation, or retirement, following a change of control of the Corporation, or in the event of a change in responsibilities following any such change of control.

Executive Incentive Compensation Recovery Policy

Under the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), in the event of misconduct that results in a financial restatement that would have reduced a previously paid incentive amount, we can recoup those improper payments from our executive officers. The SEC also recently adopted rules which direct national stock exchanges to require listed companies to implement policies intended to recoup bonuses paid to executives if the company is found to have misstated its financial results.

On October 2, 2023, our Board approved the adoption of an Executive Incentive Compensation Recovery Policy (the “Clawback Policy”), with an effective date of October 2, 2023, in order to comply with the final clawback rules adopted by the SEC under Section 10D and Rule 10D-1 of the Exchange Act (“Rule 10D-1”), and the listing standards, as set forth in Section 811 of the NYSE American Company Guide (the “Final Clawback Rules”).

The Clawback Policy provides for the mandatory recovery of erroneously awarded incentive-based compensation from current and former executive officers as defined in Rule 10D-1 (“Covered Officers”) of the Corporation in the event that the Corporation is required to prepare an accounting restatement, in accordance with the Final Clawback Rules. Under the Clawback Policy, the Corporation may recoup from the Covered Officers erroneously awarded incentive compensation received within a recovery period of the three completed fiscal years preceding the date on which the Corporation is required to prepare an accounting restatement.

Compensation of Directors

The following table sets forth a summary of the compensation earned by the directors of the Corporation during fiscal year ended December 31, 2023(1).

Name	Annual Retainer ($)	Chair Fees ($)	DSU Awards ($)	Option Awards ($)	Total ($)
Michael B. Richings(2)	7,467	4,667	18,368	–	30,501
John M. Clark	22,400	2,800	51,968	–	77,168
W. Durand Eppler(3)	22,400	1,400	50,814	–	74,614
Deborah J. Friedman	22,400	2,100	50,814	–	75,314
C. Thomas Ogryzlo(2)	7,467	700	16,794	–	24,960
Tracy A. Stevenson(4)	22,400	10,558	55,118	–	88,077

(1)  Directors did not receive any compensation as non-equity incentive plan compensation, through pensions or any other form of compensation,

including any agreement to make charitable donations in the director’s name, except for compensation disclosed in the table. For 2023, the annual retainers and chair fees paid to directors were reduced by 30% which was offset with increased DSUs. Beginning 2024, the annual retainers and chair fees to directors will be paid at 100%.

(2)Mr. Richings and Mr. Ogryzlo retired from the Board effective April 27, 2023.

(3)Mr. Eppler passed away on February 27, 2024.

(4)Mr. Stevenson became Chair of the Board effective April 27, 2023.

Mr. Sylvestre was appointed to the Board on February 13, 2024 and therefore does not appear in the table above.

The base cash remuneration to directors includes an annual retainer and Chair fees. Each director earns an annual retainer fee of $32,000. In addition, the Chair of the Board earns $20,000. The Chair of the Audit Committee earns an annual fee of $7,000. The Chair of the Compensation Committee earns an annual fee of $4,000. The Chair of the Corporate Governance and Nominating Committee earns an annual fee of $3,000. The Chair of the Health, Safety, Environment and Social Responsibility Committee earns an annual fee of $3,000. In 2023, each member of the Board was awarded DSUs valued at the time of issuance in the preceding table. The Common Shares issuable pursuant to these DSUs will be issued at the time each director leaves their position on the Board. The Corporation also reimburses directors for out-of-pocket expenses related to their attendance at meetings. No other amounts were paid or are payable to directors of the Corporation for committee participation or special assignments.

The total aggregate cash remuneration paid or payable by the Corporation and its subsidiaries during the financial year ended December 31, 2023 (i) to the directors of the Corporation, in their capacity as directors of the Corporation and any of its subsidiaries, was $126,758, which reflects a 30% reduction in the cash retainer that was paid in DSUs and (ii) to the named executive officers of the Corporation and any of its subsidiaries who received in their capacity as officers or employees of the Corporation aggregate remuneration in excess of C$150,000, was $998,453. This sum includes compensation paid to named executive officers pursuant to retirement savings plan of $37,650.

Securities Authorized For Issuance Under Equity Compensation Plans

The following table sets out information relating to the Corporation’s equity compensation plans as at December 31, 2023. The Corporation’s equity compensation plans as of December 31, 2023 were the Stock Option Plan, the DSU Plan and the LTIP.

Category	of securities to be issued upon exercise/conversion of options and rights	exercise price of outstanding options and rights	in column (a))
Plan Category	Number of securities to be issued upon exercise/conversion of outstanding options and rights	Weighted-average exercise price of outstanding options and rights	Number of securities remaining available for future grants under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by securityholders	3,475,674	0.08	8,633,175
Equity compensation plans not approved by securityholders	N/A	N/A	N/A
Total	3,475,674	0.08	8,633,175

As of December 31, 2023, 1,886,674 RSUs were outstanding under the LTIP, 1,189,000 DSUs were outstanding under the DSU Plan, and 400,000 Options were outstanding under the Stock Option Plan to acquire in aggregate 3,475,674 Common Shares, which RSUs, DSUs, and Options have been granted to the directors, officers, employees, and consultants of the Corporation, as applicable.

Exchange Controls

There are no governmental laws, decrees or regulations in Canada that restrict the export or import of capital, including foreign exchange controls, or that affect the remittance of dividends, interest or other payments to non-resident holders of the securities of Vista Gold, other than Canadian withholding tax. See “Certain Canadian Federal Income Tax Considerations for U.S. Residents” below.

Certain Canadian Federal Income Tax Considerations for U.S. Residents

The following summarizes certain Canadian federal income tax consequences generally applicable under the Income Tax Act (Canada) and the regulations enacted thereunder (collectively, the “Canadian Tax Act”) and the Canada- United States Income Tax Convention (1980) (the “Convention”) to the holding and disposition of Common Shares.

Comment is restricted to holders of Common Shares each of whom, at all material times for the purposes of the Canadian Tax Act and the Convention:

(i)	is resident solely in the United States;
(ii)	is entitled to the benefits of the Convention;
(iii)	holds all Common Shares as capital property;
(iv)	holds no Common Shares that are “taxable Canadian property” (as defined in the Canadian Tax Act) of the holder;
(v)	deals at arm’s length with and is not affiliated with the Corporation;
(vi)	does not and is not deemed to use or hold any Common Shares in a business carried on in Canada; and
(vii)is not an insurer that carries on business in Canada and elsewhere; (each such holder, a “U.S. Resident Holder”).

Certain U.S.-resident entities that are fiscally transparent for United States federal income tax purposes (including limited liability companies) are generally not themselves entitled to the benefits of the Convention. However, members of or holders of an interest in such entities that hold Common Shares may be entitled to the benefits of the Convention for income derived through such entities. Such members or holders should consult their own tax advisors in this regard.

Generally, a holder’s Common Shares will be considered to be capital property of the holder provided that the holder is not a trader or dealer in securities, did not acquire, hold, or dispose of the Common Shares in one or more transactions considered to be an adventure or concern in the nature of trade and does not hold the Common Shares as inventory in the course of carrying on a business.

Generally, a holder’s Common Shares will not be “taxable Canadian property” of the holder at a particular time at which the Common Shares are listed on a “designated stock exchange” (which currently includes the TSX) unless both of the following conditions are met at any time during the 60-month period ending at the particular time:

(i)	the holder, persons with whom the holder does not deal at arm’s length, or any partnership in which the holder or persons with whom the holder did not deal at arm’s length holds a membership interest directly or indirectly through one or more partnerships, alone or in any combination, owned 25% or more of the issued shares of any class of the capital stock of the Corporation; and
(ii)	more than 50% of the fair market value of the Common Shares was derived directly or indirectly from, or from any combination of, real or immovable property situated in Canada, “Canadian resource properties” (as defined in the Canadian Tax Act), “timber resource properties” (as defined in the Canadian Tax Act), or options in respect of or interests in such properties.

In certain other circumstances, a Common Share may be deemed to be “taxable Canadian property” for purposes of the Canadian Tax Act.

This summary is based on the current provisions of the Canadian Tax Act and the Convention in effect on the date hereof, all specific proposals to amend the Canadian Tax Act and Convention publicly announced by or on behalf of the Minister of Finance (Canada) on or before the date hereof, and the current published administrative and assessing policies of the CRA. It is assumed that all such amendments will be enacted as currently proposed, and that there will be no other material change to any applicable law or administrative or assessing practice, although no assurance can be given in this respect. Except as otherwise expressly provided, this summary does not take into account any provincial, territorial or foreign tax considerations, which may differ materially from those set out herein.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations and is not intended to be and should not be construed as legal or tax advice to any particular U.S. Resident Holder. U.S. Resident Holders are urged to consult their own tax advisers for advice with respect to their particular circumstances. The discussion below is qualified accordingly.

A U.S. Resident Holder who disposes or is deemed to dispose of one or more Common Shares generally should not thereby incur any liability for Canadian federal income tax in respect of any capital gain arising as a consequence of the disposition. A U.S. Resident Holder to whom the Corporation pays or is deemed to pay a dividend on the holder’s Common Shares will be subject to Canadian withholding tax, and the Corporation will be required to withhold the tax from the dividend and remit it to the CRA for the holder’s account. The rate of withholding tax under the Canadian Tax Act is 25% of the gross amount of the dividend (subject to reduction under the provisions of an applicable tax treaty). Under the Convention, a U.S. Resident Holder who beneficially owns the dividend will generally be subject to Canadian withholding tax at the rate of 15% (or 5%, if the U.S. Resident Holder who beneficially owns the dividend is a company that is not fiscally transparent and which owns at least 10% of the voting stock of the Corporation) of the gross amount of the dividend.

Indebtedness of Directors and Executive Officers

No current or former directors, executive officers or employees, nor any associates or affiliates of the foregoing persons is, as of the date hereof, indebted to the Corporation or any of its subsidiaries.

Orders, Penalties and Settlement Agreements

To the knowledge of the Corporation, no proposed director of the Corporation is, as at the date of this Information Circular, or was within 10 years before the date of this Information Circular, a director, chief executive officer or chief financial officer of any company (including the Corporation), that:

(1)	was subject to an order that was issued while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer, or

(2)	was subject to an order that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

For the purposes of paragraph (1), above, “order” means: (i) a cease trade order; (ii) an order similar to a cease trade order; or (iii) an order that denied the relevant company access to any exemption under securities legislation that was in effect for more than 30 consecutive days.

To the knowledge of the Corporation, no proposed director of the Corporation is, as at the date of this Information Circular, or has been within the 10 years before the date of this Information Circular, a director or executive officer of any company (including the Corporation) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

To the knowledge of the Corporation, no proposed director of the Corporation has, within 10 years before the date of this Information Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director of the Corporation.

To the knowledge of the Corporation, no proposed director of the Corporation has been subject to (a) any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or (b) any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable Shareholder in deciding whether to vote for a proposed director.

Interest of Certain Persons in Matters to be Acted Upon

Except as described in this Information Circular, no (i) person who has been a director or executive officer of the Corporation at any time since the beginning of Corporation’s the last financial year, (ii) proposed nominee for director, or (iii) associate or affiliate of any of the foregoing persons, has any material interest, direct or indirect by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting (other than the election of directors).

Interest of Informed Persons in Material Transactions

Except as described in this Information Circular, no (i) informed person of the Corporation, (ii) proposed director of the Corporation, or (iii) associate or affiliate of any of the foregoing persons, has had any material interest, direct or indirect, in any transaction since the commencement of the Corporation’s most recently completed financial year or in any proposed transaction which has materially affected or would materially affect the Corporation or its subsidiaries.

Review, Approval or Ratification of Transactions with Related Parties

The Corporation has adopted a written policy for the review of transactions with related persons which is available on the Corporation’s website at www.vistagold.com. The policy requires review, approval or ratification of all transactions in which (i) the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year; (ii) the Corporation is a participant; and (iii) any directors, executive officers, significant Shareholders and any immediate family member of the foregoing persons has or will have a direct or indirect material interest subject to certain categories of transactions that are deemed to be pre-approved under the policy. As set forth in the policy, the pre-approved transactions include, among others, employment of executive officers, director compensation (in general, where such transactions are required to be reported in the Corporation’s proxy statement pursuant to the SEC compensation disclosure requirements), as well as certain transactions where the amounts involved do not exceed specified thresholds, certain charitable contributions and transactions where all Shareholders receive proportional benefits. All related party transactions must be reported for review by the Corporate Governance and Nominating Committee of the Board. Transactions deemed to be pre-approved are not required to be reported to the Committee, except for certain pre-approved transactions, a summary of which must be submitted to the Corporate Governance and Nominating Committee for review at its next following meeting.

In determining whether to approve or ratify related party transactions, the Corporate Governance and Nominating Committee will take into consideration, among other factors it deems appropriate, whether the transactions are on terms no less favorable to the Corporation than those available to unaffiliated third-parties under the same or similar circumstances and the extent of the related person’s interest in the transaction. If a related party transaction is to be ongoing, the Corporate Governance and Nominating Committee may establish guidelines for the Corporation’s management to follow in its ongoing dealings with the related person.

Management Contracts

There are no management functions of the Corporation which are to any substantial degree performed by persons other than the directors, executive officers or managers of the Corporation.

Shareholder Proposals

Under the Exchange Act, the deadline for submitting Shareholder proposals for inclusion in the management information and proxy circular for an annual general meeting of the Corporation is calculated in accordance with Rule 14a-8(e) of Regulation 14A to the Exchange Act. If the proposal is submitted for a regularly scheduled annual general meeting, the proposal must be received at the Corporation’s principal executive offices not less than 120 calendar days before the anniversary date of the Corporation’s management information and proxy circular released to the Shareholders in connection with the previous year’s annual general meeting. However, if the Corporation did not hold an annual general meeting the previous year, or if the date of the current year’s annual general meeting has been changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before the Corporation begins to print and mail its proxy materials. Accordingly, unless the date of the next annual general meeting is changed by more than 30 days from the date of this year’s meeting the deadline for submitting Shareholder proposals for inclusion in the management information and proxy circular for the next annual general meeting of the Corporation will be November 15, 2024. If a Shareholder proposal is not submitted to the Corporation by November 15, 2024, the oration may still grant discretionary proxy authority to vote on a Shareholder proposal if such proposal is received by the Corporation by January 29, 2025 in accordance with Rule 14a-4(c)(1) of Regulation 14A of the Exchange Act.

In addition, there are (i) certain requirements relating to Shareholder proposals contained in the Business Corporations Act (British Columbia); and (ii) certain requirements relating to the nomination of directors contained the Articles of the Corporation. If any person entitled to vote at an annual meeting of the Corporation’s Shareholders wishes to propose any matter for consideration at the next annual meeting, in order for such proposal to be considered for inclusion in the materials made available to Shareholders in respect of such meeting, such proposal must be received by the Corporation at its registered office at least three months before the anniversary date of the current year’s annual meeting. Accordingly, based on the date of this year’s Meeting, the deadline for submitting Shareholder proposals for inclusion in the management information and proxy circular for the next annual general meeting of the Corporation will be January 28, 2024. In addition, such person must meet the definition of a “qualified Shareholder” and otherwise comply with the requirements for Shareholder proposals set out in sections 187 to 191 of the Business Corporations Act (British Columbia).

In addition, the Corporation’s Articles contain an advance notice requirement for director nominations (the “Advance Notice Provisions”). Shareholders who wish to nominate candidates for election as directors must provide timely notice in writing to the Corporation at 8310 S. Valley Highway, Suite 300, Englewood , Colorado 80112. The notice must be given not less than 30 days and no more than 65 days prior to the date of the annual meeting; provided, however, that in the event that the annual meeting is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made, notice may be given not later than the close of business on the 10th day following such public announcement. In the case of a special meeting of Shareholders (which is not also an annual meeting) called for the purpose of electing directors, notice must be given not later than the close of business on the 15th day following the day on which the announcement in respect of such meeting was made. The Advance Notice Provisions also prescribe the proper written form for the notice. The Board may, in its sole discretion, waive any requirement of the Advance Notice Provisions. The foregoing description of the Advance Notice Provisions is intended as a summary only and does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Articles, which contain the full text of the Advance Notice Provisions, and which are available on SEDAR+ at www.sedarplus.ca and the Corporation’s website at www.vistagold.com.

In addition to satisfying the foregoing requirements under our bylaws and the Business Corporations Act (British Columbia), to comply with the universal proxy rules, Shareholders who intend to solicit proxies in support of director nominees other than our nominees for the Meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 1, 2025, unless the date of our 2024 annual meeting has changed by more than 30 days calendar days from this year's annual meeting in which case such notice will be due on the later of 60 calendar days prior to the date of the annual meeting or the 10th calendar day following the day on which public announcement of the date of the annual meeting is first made.

Other Matters

Management of the Corporation knows of no other matters which will be brought before the Meeting other than those set forth in the Notice of Meeting. Should any other matters properly come before the Meeting, the Common Shares represented by the proxies solicited hereby will be voted on those matters in accordance with the best judgement of the persons voting such proxies.

Dissenters’ Rights of Appraisal

No action is proposed herein for which the laws of the British Columbia or the Articles of the Corporation provide a right of a Shareholder to dissent and obtain appraisal of or payment for such Shareholder’s Common Shares.

Multiple Shareholders Sharing the Same Address

The regulations regarding the delivery of copies of proxy materials and annual reports to Shareholders permit the Corporation and brokerage firms to send one annual report and proxy statement to multiple Shareholders who share the same address under certain circumstances. Shareholders who hold their shares through a broker may have consented to reducing the number of copies of materials delivered to their address. In the event that a Shareholder wishes to revoke such a consent previously provided to a broker, the Shareholder must contact the broker to revoke the consent. In any event, if a Shareholder wishes to receive a separate Information Circular and accompanying materials for the Meeting, or the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2023, the Shareholder may receive copies by contacting the Corporate Secretary at (720) 981-1185, 8310 S. Valley Highway, Suite 300, Englewood, Colorado 80112. Shareholders receiving multiple copies of these documents at the same address can request delivery of a single copy of these documents by contacting the Corporation in the same manner. Persons holding Common Shares through a broker can request a single copy by contacting the broker.

Board of Directors Approval

The undersigned hereby certifies that the contents and sending of this Information Circular to the Shareholders have been approved by the Board.

Appendices

Appendix A – Form of Proxy

Appendix B – Mandate of the Board

Appendix C – Resolution of Unallocated Options

Appendix D – Stock Option Plan

DATED at Englewood, Colorado, this 19th day of March, 2024.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Frederick H. Earnest

Frederick H. Earnest

President and Chief Executive Officer

APPENDIX “A” FORM OF PROXY

See proxy card image and text at the end of this document.

A-1

APPENDIX “B”

VISTA GOLD CORP.

(the “Company”)

MANDATE OF THE BOARD OF DIRECTORS

I.	STEWARDSHIP OF THE COMPANY

The Board of Directors of the Company (the “Board”) is responsible for:

1.	The stewardship of the business and affairs of the Company;

2.Supervising the management of the business and affairs of the Company;

3.Providing leadership to the Company by practicing responsible, sustainable and ethical decision making;

4.	Ensuring that all major issues affecting the Company are given proper consideration, including the identification and management of risks relating to the business and affairs of the Company; and

5.	Directing management to ensure that legal, regulatory and stock exchange requirements applicable to the Company have been met.

II.	DIRECTOR OBLIGATIONS

Each Director has the responsibility to:

1.	Attend all regularly scheduled meetings of the Board and all of the Committees on which they serve and to be prepared for such meetings by reviewing materials provided in advance of meetings;

2.	Act honestly and in good faith with a view to the best interests of the Company; and

3.	Exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

III.	BOARD COMPOSITION

A majority of the Board will, at all times, be independent directors as defined in then-current laws applicable to the Company and the requirements of any stock exchange applicable to the Company.

The Board shall appoint a chair of the Board. If the Board appoints as chair a person who is not an independent director, the Board should consider whether it should appoint an independent director to act as a lead director. The Board shall develop a written position description delineating the chair’s role.

To be considered for nomination and election to the Board, directors must demonstrate integrity and high ethical standards in their business dealings, their personal affairs, and in the discharge of their duties to and on behalf of the Company.

IV.	NOMINATION OF DIRECTORS

Prior to nominating or appointing individuals as directors, the Board will consider what competencies and skills the Board, as a whole, should possess and assess what competencies and skills each existing director possesses. The Board will consider the appropriate size of the Board, with a view to facilitating effective decision making. In addition, the Board will consider diversity in the selection criteria of new Board members. In carrying out each of these functions, the Board will consider the advice and input of the Corporate Governance and Nominating Committee.

V.	BOARD MEETINGS

The Board is responsible to meet in person, or by telephone conference call (or by other means permitted by applicable laws), at least once each quarter and otherwise as often as required to discharge the duties of the Board.

The independent members of the Board shall hold regular meetings at which non-independent members of the Board and members of management are not in attendance in accordance with then-current laws applicable to the Company and the requirements of any stock exchange applicable to the Company.

VI.	COMMITTEES OF THE BOARD

The Board discharges its responsibilities directly and through its committees. Accordingly, the Board shall:

1.	Establish such committees of the Board (“Committees”) as are required by applicable laws and stock exchange requirements and as are necessary to effectively discharge the duties of the Board, which Committees shall include an audit committee (the “Audit Committee”);

2.	Appoint directors, including independent directors when required by applicable laws and stock exchange requirements or in the best interests of the Company and its stockholders, to serve as members of each Committee;

3.	Appoint a chair of each Committee to:

(i)	provide leadership to the Committee,

(ii)	manage the affairs of the Committee, and

(iii)	ensure that the Committee functions effectively in fulfilling its duties to the Board and the Company; and

4.	Regularly receive and consider reports and recommendations of each Committee, including, in particular, the Audit Committee reports and recommendations, particularly with respect to the Company’s annual audit and annual and quarterly reports and financial statements.

VII.	SUPERVISION OF MANAGEMENT

The Board is responsible to:

1.	Select and appoint the Chief Executive Officer (“CEO”);

2.	Establish CEO goals and objectives, and evaluate CEO performance and develop a written position description for the CEO which includes delineating management’s responsibilities;

3.	Assist the CEO to select and appoint executive officers, establish executive officers’ goals and objectives, and monitor their performance;

4.	Determine the compensation of the CEO, after receiving the recommendations of the Compensation Committee, and in conjunction with the CEO, set the compensation of the other executive officers of the Company; and

5.	Maintain a succession plan for the replacement of the CEO and other executive officers.

VIII.	CORPORATE GOVERNANCE

The Board is responsible to:

1.	Develop the Company’s approach to corporate governance and annually review and either approve or require revisions to the mandate of the Board and the charters of each Committee, position descriptions, the code of business conduct and ethics (the “Code”) and all other policies of the Company (collectively the “Governance Documents”);

2.	Take reasonable steps to satisfy itself that each director, the CEO and the executive officers are:

(i)	performing their duties ethically;

(ii)conducting business on behalf of the Company in accordance with the requirements and the spirit of the Governance Documents; and

(iii)fostering a culture of integrity throughout the Company;

3.	Arrange for the public disclosure of the Governance Documents required by law to be publicly disclosed;

4.	Ensure that all new directors receive a comprehensive orientation and that all new directors fully understand:

(i) the role of the Board, its Committees and its directors; (ii) the commitment of time and resources that the Company expects; and (iii) the nature and extent of the Company’s business and operations; and

5.	Provide continuing education opportunities for all directors, so that individuals may maintain or enhance their skills and abilities as directors, as well as to ensure their knowledge and understanding of the Company’s business and operations remains current.

IX.COMMUNICATIONS

The Board is responsible to:

1.	Approve and implement a disclosure policy which provides for disclosure and communications practices governing the Company; and

2.	Approve and maintain a process for the Company’s stakeholders to contact the independent directors directly with concerns and questions regarding the Company.

X.WAIVERS AND CONFLICTS

The Board is responsible for:

1.	Monitoring compliance with the Code and reviewing departures from the Code;

2.	Providing or denying waivers from the Code; and

3.	Disclosing departures from the Code that constitute a material change (including material departures from the Code by directors or executive officers) and filing the required material change reports containing:

(i)	the date of the departure;

(ii)	the parties involved;

(iii)	the reason why the Board has or has not sanctioned the departure; and

(iv)	any measures taken to address or remedy the departure.

XI.STRATEGIC PLANNING

The Board has the duty to:

1.

Adopt a strategic planning process, annually approve a strategic plan taking into account, among other things, the opportunities and risks of the Company’s business and operations, and regularly monitor the Company’s performance against its strategic plan;

2.Approve capital and operating budgets to implement the strategic plan;

3.	Conduct periodic reviews of the Company’s resources, risks, and regulatory constraints and opportunities to facilitate the strategic plan; and

4.	Evaluate management’s analysis of the strategies of existing and potential competitors and their impact, if any, on the Company’s strategic plan.

XII.MANAGEMENT

The Board has the duty to:

1.to identify business risks and ensure appropriate systems to manage risks;

2.ensure that appropriate internal controls and management information systems are in place;

3.gather with the Audit Committee, ensure policies and procedures are in place and are effective to maintain the integrity of the Company’s:

(i)	disclosure controls and procedures;

(ii)	internal control over financial reporting; and

(iii)	management information systems.

XII.MANAGEMENT

The Board has the duty to:

1.Review and, on the advice of the Audit Committee, approve, prior to their public dissemination:

(i)	interim and annual financial statements and notes thereto;

(ii)	management’s discussion and analysis of financial condition and results of operations;

(iii)	relevant sections of the annual report and management information circular containing financial information;

(iv)	forecasted financial information and forward-looking statements; and

(v)	all press releases and other documents in which financial statements, earnings forecasts, results of operations or other financial information is disclosed (this is currently delegated by the Board to the Chair of the Audit Committee); and

2.

Approve dividends and distributions, material financings, transactions affecting authorized capital or the issue and repurchase of shares and debt securities, and all material divestitures and acquisitions.

XIII.	MATERIALS

The Board shall have access to all books, records, facilities and personnel of the Company necessary for the discharge of its duties.

XIV.	ADVISORS

The Board has the power, at the expense of the Company, to retain, instruct, compensate and terminate independent advisors to assist the Board in the discharge of its duties.

APPENDIX “C”

TEXT OF ORDINARY RESOLUTION

Part I

Unallocated Options under the Stock Option Plan Resolution

“BE IT RESOLVED, as an ordinary resolution, that:

1.	all unallocated options, rights and other entitlements under the Corporation’s Stock Option Plan are hereby ratified, approved and confirmed and the Corporation will have the ability to grant options under the Stock Option Plan until April 30, 2027; and

2.	any director or officer of the Corporation is authorized to do all acts and things, to execute under the common seal of the Corporation or otherwise and to deliver all agreements, documents and instructions, to give all notices and to deliver, file and distribute all documents and information which such director or officer (as the case may be) determines to be necessary or desirable in connection with or to give effect to and carry out these resolutions.”

C-1

APPENDIX “D” VISTA GOLD CORP.

STOCK OPTION PLAN

1.PURPOSE OF THE PLAN

The purpose of the Stock Option Plan (the “Plan”) is to assist Vista Gold Corp. (the “Corporation”) in attracting, retaining and motivating directors, officers and employees of the Corporation and of its subsidiaries and other persons providing consulting or other services to the Corporation and to more closely align the personal interests of such persons with those of the shareholders by providing them with the opportunity to purchase Common Shares (“Shares”) in the capital of the Corporation through options to purchase Shares (“Options”).

2.IMPLEMENTATION

The Plan and the grant and exercise of any Options under the Plan are subject to compliance with all applicable securities laws and regulations and rules promulgated thereunder (including the requirements of section 16 of the Securities Exchange Act of 1934 (the “1934 Act”) and Rule 16b-3 thereunder) and with the requirements of each stock exchange on which the Shares are listed at the time of the grant of any Options under the Plan and of any governmental authority or regulatory body to which the Corporation is subject (collectively “Securities Laws”).

3.ADMINISTRATION AND DELEGATION TO COMMITTEE

The Plan shall be administered by the Board of Directors of the Corporation which shall, without limitation, have full and final authority in its discretion, but subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations deemed necessary or advisable for the administration of the Plan.

To the extent permitted by applicable law and the Corporation’s articles, the Board of Directors of the Corporation may, from time to time, delegate to a committee (the “Committee”) of the Board of Directors all or any of the powers conferred on the Board of Directors under the Plan. In connection with such delegation, the Committee will exercise the powers delegated to it by the Board of Directors in the manner and on the terms authorized by the Board of Directors. Any decision made or action taken by the Committee arising out of or in connection with the administration or interpretation of this Plan in this context is final and conclusive. Notwithstanding any such delegation, except for Performance Awards made to Covered Employees (as that term is defined in Section 162(m)(3) of the U.S. Internal Revenue Code of 1896, as amended (the “Code”)), the Board of Directors may also take any action and exercise any powers that the Committee has been delegated under the Plan. To the extent applicable in respect of certain Options granted to a Participant (as defined below) who is a Section 16 officer or a Covered Employee , such Committee shall be solely composed of not less than two directors of the Corporation, each of whom is a “non-employee director” for purposes of Section 16 of the 1934 Act and Rule 16b-3 thereunder and an “outside director” within the meaning of Section 162(m) of the Code.

4.MAXIMUM NUMBER OF OPTIONED SHARES RESERVED UNDER THE PLAN

Subject to the applicable requirements of each stock exchange on which the Shares are listed, the maximum number of Shares which may be issuable pursuant to Options granted under the Plan shall, together with all other Security Based Compensation Arrangements (as defined below) of the Corporation, be equal to, but shall not exceed at any time, 10% of the total number of issued and outstanding Shares of the Corporation as of the date of the grant on a non-diluted basis. The number of Shares:

(a)

issuable to any one individual under the Plan, together with the Shares issuable under all Security Based Compensation Arrangements of the Corporation, shall not exceed 5% of the total number of issued and outstanding Shares on a non-diluted basis;

(b)

issuable to Insiders (as defined below) of the Corporation, together with the Shares issuable to Insiders under all Security Based Compensation Arrangements of the Corporation, shall not exceed 10% of the total number of issued and outstanding Shares on a non-diluted basis;

(c)

issued to Insiders within any one year period, together with the Shares issued under all Security Based Compensation Arrangements of the Corporation, shall not exceed 10% of the total number of issued and outstanding Shares on a non-diluted basis;

(d)

issuable to Participants that are non-employee directors of the Corporation, shall not exceed the lesser of (i) 1% of the issued and outstanding Shares; and (ii) an annual value of $150,000 per non-employee director Participant; and

(e)	issuable to any Participant under the Plan within any calendar year period shall not exceed 3,000,000 Shares in the aggregate.

If Options granted to an individual under the Plan expire or terminate for any reason without having been exercised in respect of certain Shares, such Shares shall again be available to be made the subject of new Options. Upon the partial or full exercise of an Option, the number of Shares issued upon such exercise shall become available to be made the subject of new Options, provided that no grant may be made under the Plan if such grant would result in the issuance of Shares in excess of the above-noted limits.

For the purposes of this Plan, “Security Based Compensation Arrangements” shall have the meaning given to that term in Part VI of the Company Manual of the Toronto Stock Exchange, as amended from time to time, and “Insider” shall have the meaning set forth in the Securities Act (British Columbia), as amended from time to time, and includes Associates and Affiliates (as such terms are defined in the Securities Act (British Columbia)) of such person.

5.ELIGIBILITY

Options may be granted under the Plan to such directors, officers and employees of the Corporation and of its subsidiaries and, subject to applicable Securities Laws, to such other persons providing consulting or other services to the Corporation as the Board of Directors may, from time to time, designate as participants (collectively the “Participants” and individually a “Participant”) under the Plan. Subject to the provisions of the Plan, the total number of Shares to be made available under the Plan and to each Participant, the time or times and price or prices at which Options shall be granted, the time or times at which such Options are exercisable, and any conditions or restrictions on the exercise of Options, shall be in the full and final discretion of the Board of Directors.

6.TERMS AND CONDITIONS

All Options under the Plan shall be granted upon and subject to the terms and conditions hereinafter set forth.

6.1Option Agreement

All Options shall be granted under the Plan by means of an agreement (the “Option Agreement”) between the Corporation and each Participant substantially in the form set out in Schedule A attached hereto, and which shall first be approved by the Board of Directors with such changes to such form as the Board of Directors may approve, such approval to be conclusively evidenced by the execution of the Option Agreement by the President or any two directors or officers of the Corporation.

6.2Exercise Price

The price (the “Exercise Price”) payable in cash at the time of exercise of an Option by a Participant for any Optioned Share will be not less than the price of an Optioned Share as recorded at the close of business on (a) the Toronto Stock Exchange, in the case of Options with an Exercise Price in Canadian dollars, and (b) the NYSE MKT (the Toronto Stock Exchange and NYSE MKT together, the “Exchanges”), in the case of Options with an Exercise Price in U.S. dollars, in either case on the last trading day preceding the date a resolution of the Board of Directors was passed or consented to in writing granting the Option and authorizing the Corporation to enter into the Option Agreement. Subject to Section 7 of the

Plan, receipt of any necessary regulatory approval and applicable Securities Laws, the Exercise Price under any Option may be amended at any time with the consent of the Participant by resolution of the Board of Directors (except where such amendment would be a violation of Section 409A of the Code for a U.S. Participant), in which event the relevant Option Agreement shall be deemed to be amended accordingly.

6.3Length of Grant and Automatic Extension of Expiry Date

Subject to Sections 6.8 through 6.12 inclusive, all Options granted under the Plan shall expire not later than that date which is 10 years from the date such Options were granted.

If the expiry date of an Option occurs during a Blackout Period (as defined below), such expiry date shall be the date that is the 10th business day after the last day of the applicable Blackout Period. For the purposes of this Plan, “Blackout Period” means, with respect to an Option, any period during which the holder of the Option is not permitted to trade Shares pursuant to the policies of the Corporation.

6.4Non-Assignability of Options

An Option granted under the Plan shall not be transferable or assignable (whether absolutely or by way of mortgage, pledge or other charge) by a Participant other than by will or other testamentary instrument or the laws of succession or administration and may be exercisable during the lifetime of the Participant only by such Participant.

6.5Exercise of Options

Each Participant, upon becoming entitled to exercise the Option in respect of any Shares in accordance with the Option Agreement relating thereto, shall thereafter be entitled to exercise the Option to purchase such Shares at any time or times after such Options vest and become exercisable in accordance with the Option Agreement relating thereto and prior to the expiration or other termination of the Option in accordance with the Option Agreement.

6.6Exercise and Payment

Any Option granted under the Plan may be exercised in whole or in part by a Participant or, if applicable, the legal representative of a Participant by delivering to the Corporation at its registered office written notice specifying the number of Shares in respect of which such Option is being exercised, accompanied by payment (by cash or certified cheque payable to the Corporation) of the entire Exercise Price (determined in accordance with the Option Agreement) for the number of Shares specified in the notice. Upon the exercise of an Option by a Participant, the number of Shares specified in the relevant notice shall be issued and registered in the name of that Participant or the legal representative of that Participant or as directed by the Participant (subject to applicable Securities Laws), as the case may be.

6.7Rights of Participants

The Participants shall have no rights whatsoever as shareholders in respect of any of the Shares (including, without limitation, voting rights or any right to receive dividends, warrants or rights under any rights offering) other than Shares in respect of which Participants have exercised their Options and which have been issued by the Corporation.

6.8Third Party Offer

If at any time when an Option granted under the Plan remains unexercised with respect to any Shares, an offer to purchase all of the outstanding common shares in the capital of the Corporation is made by a third party, the Corporation may, upon giving each Participant written notice to that effect, require the acceleration of the time for the exercise of the unexercised Options granted under the Plan and of the time for the fulfilment of any conditions or restrictions on such exercise.

6.9Alterations in Shares

In the event of a stock dividend, subdivision, redivision, consolidation, share reclassification, amalgamation, merger, consolidation, corporate arrangement, reorganization, liquidation or the like of or by the Corporation, the Board of Directors may, subject to any required prior regulatory approval, make adjustments, if any, to the number of Shares that may be purchased upon exercise of unexercised Options or to the Exercise Price therefor, or both, as it shall deem appropriate and may amend the Option Agreements relating to those Options to give effect to such adjustments and may adjust the maximum number of Shares available under the Plan as may be appropriate. If because of a proposed merger, amalgamation or other corporate arrangement or reorganization, the exchange or replacement of Shares for shares or other securities in another company is imminent, the Board of Directors may, in a fair and equitable manner and subject to prior regulatory approval, determine the manner in which all unexercised Options granted under the Plan shall be treated including, for example, requiring the acceleration of the time for the exercise of such Options by the Participants and of the time for the fulfilment of any conditions or restrictions on such exercise.

6.10Termination for Cause

Subject to Sections 6.11 and 7, if a Participant is dismissed as an officer or employee by the Corporation or by one of its subsidiaries for cause, all unexercised Options of that Participant under the Plan shall immediately be deemed to be terminated and shall lapse notwithstanding the original term of the Option granted to such Participant under the Plan. Nothing contained in the Plan shall be deemed to give an officer or employee the right to be retained in the employ of the Corporation, or to interfere with the right of the Corporation to terminate the employment of an officer or employee at any time.

6.11Termination Other Than for Cause

If a Participant ceases to be a director, officer or employee of the Corporation or of one of its subsidiaries or ceases to provide consulting or other services to the Corporation for any reason other than as a result of having been dismissed for cause as provided in Section 6.10 or as a result of the Participant’s death, such Participant shall have the right for a period of 30 days (or until the normal expiry date of the Option rights of such Participant if earlier) from the date of ceasing to be a director, officer, employee or provider of services to exercise the Options of such Participant to the extent they were then exercisable. Upon the expiration of such 30 day period all unexercised Options of that Participant shall immediately be terminated notwithstanding the original term of the Option granted to such Participant under the Plan.

6.12Deceased Participant

In the event of the death of a Participant, the legal representatives of the deceased Participant shall have the right for a period of 90 days (or until the normal expiry date of the Options of such Participant if earlier) from the date of death of the deceased Participant to exercise the deceased Participant’s Options to the extent they were exercisable on the date of death. Upon the expiration of such period all unexercised Options of the deceased Participant shall immediately terminate and shall lapse notwithstanding the original term of the Options granted to the deceased Participant under the Plan.

7.AMENDMENT AND DISCONTINUANCE OF PLAN AND OPTIONS

7.1Amendments by the Board of Directors

The Board of Directors may amend the Plan at any time; provided, however that no such amendment may, without the consent of a Participant, adversely alter or impair any Option previously granted to such Participant. Any amendment to be made to this Plan or an Option is subject to the prior approval of the Exchanges and shareholders of the Corporation, if required by the rules of the Exchanges. The Board shall have the power and authority to approve amendments relating to the Plan or a specific Option without further approval of the shareholders of the Corporation, to the extent that such amendments relate to, among other things:

(a)	altering, extending or accelerating the terms of vesting applicable to any Option or group of Options;
(b)	altering the terms and conditions of vesting applicable to any Option or group of Options;
(c)	changing the termination provisions of an Option, provided that the change does not entail an extension beyond the original expiry date of such Option;
(d)	accelerating the expiry date of Options;
(e)	the application of Sections 6.8 and 6.9 of the Plan;
(f)	effecting amendments respecting the administration of the Plan;

(g)	amending the definitions contained within the Plan;
(h)

effecting amendments of a “housekeeping” or ministerial nature including, without limiting the generality of the foregoing, any amendment for the purpose of curing any ambiguity, error, inconsistency or omission in or from the Plan or any Option Agreement;

(i)

effecting amendments necessary to comply with the provisions of applicable laws (including, without limitation, the rules, regulations and policies of the Exchanges), or necessary or desirable for any advantages or other purposes of any tax law (including, without limitation, the rules, regulations, and policies of the Canada Revenue Agency, the Internal Revenue Service or any taxation authority);

(j)	amending or modifying the mechanics of exercise of the Options; and
(k)	any other amendment, whether fundamental or otherwise, not requiring shareholder approval under applicable law (including, without limitation, the rules, regulations, and policies of the Exchanges).

No amendment of the Plan may contravene the requirements of the Exchanges or any securities commission or regulatory body to which the Plan or the Corporation is now or may hereafter be subject to.

7.2Amendments Requiring Shareholder Approval

Shareholder approval will be required for the following types of amendments:

(a)	amendments that increase the number of Shares issuable under the Plan, except such increases by operation of Section 6.9 of the Plan;
(b)

any reduction in the Exercise Price of an Option, including any cancellation and reissuance of an Option at a reduced Exercise Price, if the Participant is not an Insider at the time of the proposed amendment;

(c)

any extension of the term of any Options that have been granted to Participants that are not Insiders, other than if an Option would expire during a Black-Out Period, in accordance with Section 6.3 of the Plan;

(d)	amendments to the Plan that would increase the number of Shares issuable to non-employee director Participants under the Plan;
(e)	amendments to the Plan that would permit Options to be transferable or assignable other than in accordance with Section 6.4 of the Plan;
(f)	amendments to this Section 7 of the Plan; and
(g)	amendments required to be approved by shareholders under applicable law (including, without limitation, pursuant to the rules, regulations and policies of the Exchanges).

7.3Disinterested Shareholder Approval

Disinterested Shareholder Approval (as defined below) will be required for the following types of amendments:

(a)	amendments to the Plan that could result at any time in the number of Shares reserved for issuance under the Plan to Insiders exceeding 10% of the outstanding number of issued and outstanding Shares;
(b)

any reduction in the Exercise Price of an Option, including any cancellation and reissuance of an Option at a reduced Exercise Price, if the Participant is an Insider at the time of the proposed amendment;

(c)	any extension of the term of any Options that have been granted to Insiders, other than if an Option would expire during a Black-Out Period, in accordance with Section 6.3 of the Plan; and

(d)      amendments requiring Disinterested Shareholder Approval under applicable law (including, without limitation, pursuant to the rules, regulations and policies of the Exchanges).

For the purposes of this Plan, “Disinterested Shareholder Approval” means approval by the shareholders of the Company excluding any votes of securities held directly or indirectly by Insiders benefiting directly or indirectly from the approval or amendment in accordance with the rules, regulations, and policies of any stock exchange, securities commission or regulatory body or other applicable law.

8.WITHHOLDING TAXES

The granting or exercise of each Option granted under this Plan is subject to the condition that if at any time the Corporation determines, in its discretion, that the satisfaction of withholding tax or other withholding liabilities in respect of applicable federal, state, local or foreign employment, social insurance, payroll, income or other tax withholding obligations (the “Withholding Obligations”) is necessary or desirable in respect of such grant or exercise, such grant or exercise is not effective unless such withholding has been effected to the satisfaction of the Corporation. In such circumstances, the Corporation may establish procedures to ensure satisfaction of all applicable Withholding Obligations arising in connection with the granting or exercise of each Option granted under this Plan and Corporation shall require that a Participant agrees to:

(a)

make adequate provision for any Withholding Obligations that arise in connection with this Award no later than the date on which any amount with respect to the Award is required to be remitted to the relevant tax authority by the Corporation or an Affiliate, as the case may be;

(b)

authorize the Corporation, at its sole discretion and subject to any limitations under applicable law, to satisfy any such Withholding Obligations by (i) withholding a portion of the Shares otherwise to be issued on the exercise of the Option; provided, however, that the number of the Shares so withheld shall not exceed the number necessary to satisfy the required Withholding Obligations using applicable statutory withholding rates and, if applicable, to avoid adverse accounting treatment under applicable accounting standards and in accordance with such rules as the Corporation may from time to time establish, (ii) withholding from the wages and other cash payable to the Participant or by causing the Participant to tender a cash payment to the Corporation, or (iii) selling on the Participant’s behalf (using any brokerage firm determined acceptable to the Corporation for such purpose) a portion of the Shares issued on the exercise of the Option as the Corporation determines to be appropriate to generate cash proceeds sufficient to satisfy the Withholding Obligations; and

(c)	be responsible for all brokerage fees and other costs of sale and to indemnify and hold the Corporation harmless from any losses, costs, damages or expenses relating to any such sale.

The Corporation may refuse to deliver Shares if the Participant fails to comply with the Participant’s obligations in connection with the Withholding Obligations described in this Section.

9.NO FURTHER RIGHTS

Nothing contained in the Plan nor in any Option granted hereunder shall give any Participant or any other person any interest or title in or to any Shares or any rights as a shareholder of the Corporation or any other legal or equitable right against the Corporation whatsoever other than as set forth in the Plan and pursuant to the exercise of any Option, nor shall it confer upon the Participants any right to continue as an employee or executive of the Corporation or of its subsidiaries.

10.CURRENCY

Unless otherwise specified, all references to money are to U.S. Dollars.

SCHEDULE A

STOCK OPTION AGREEMENT

THIS AGREEMENT made as of the _______ day of _____________, 20___.

BETWEEN:

VISTA GOLD CORP.

7961 Shaffer Parkway, Suite 5

Littleton, Colorado, U.S.A.  80127

(hereinafter called the “Corporation”)

AND:

c/o Vista Gold Corp.

7961 Shaffer Parkway, Suite 5

Littleton, Colorado, U.S.A.  80127

(hereinafter called the “Participant”)

WITNESSES THAT WHEREAS:

A.The Corporation has established a stock option plan, a copy of which is annexed as Schedule A (the “Plan”);

B.The Participant is a director, officer or employee of the Corporation or of one of its subsidiaries or a person who provides consulting or other services to the Corporation and has been designated as a “Participant” under the Plan by the Board of Directors of the Corporation.

NOW THEREFORE in consideration of the sum of One Dollar now paid by the Participant to the Corporation (the receipt whereof is hereby acknowledged by the Corporation) and other good and valuable consideration, it is agreed between the parties hereto as follows:

1.	INTERPRETATION

In this Agreement defined or capitalized words and terms used herein shall have the meanings ascribed to them in the Plan unless otherwise defined in this Agreement.

2.GRANT OF OPTION

The Corporation hereby grants to the Participant, subject to the terms and conditions set forth in the Plan and this Agreement, an irrevocable right and option (the “Option”) to purchase ___________ Common Shares of the Corporation (the “Shares”) at the price of Cdn/US$ _________ per Option at any time after the date or dates set forth below with respect to the number of Shares shown opposite such date or dates:

DateNo. of Shares Vested

until the close of business on the _______ day of ____________, _____ (the “Expiry Date”).

3.EXERCISE OF OPTION

The Participant shall have the right to exercise the Option hereby granted, subject to the terms and conditions set forth in the Plan and the Agreement, until the Expiry Date at which time the Option hereby granted shall, subject to Section 6.3 of the Plan, expire and terminate and be of no further force or effect for those Shares in respect of which the Option hereby granted has not been exercised.

4.NO REQUIREMENT TO PURCHASE

Nothing herein contained shall obligate the Participant to purchase and/or pay for any Shares except those Shares in respect of which the Participant shall have duly and properly exercised his or her Option.

5.SUBJECT TO PLAN

This Agreement shall be subject in all respects to the Plan as the same shall be amended, revised or discontinued from time to time and all the terms and conditions of the Plan are hereby incorporated into this Agreement as if expressly set forth herein and as the same may be amended from time to time.

6.WITHOLDING

The Participant hereby agrees to make adequate provision for any sums required to satisfy the applicable federal, state, local or foreign employment, social insurance, payroll, income or other tax withholding obligations (the “Withholding Obligations”) that arise in connection with the grant, exercise or settlement of this Option. The Corporation may establish procedures to ensure satisfaction of all applicable Withholding Obligations arising in connection with the grant, exercise or settlement of this Option. The Participant hereby authorizes the Corporation, at its sole discretion and subject to any limitations under applicable law, to satisfy any such Withholding Obligations by (1) withholding a portion of the Shares otherwise to be issued on the exercise of this Option; provided, however, that the number of the Shares so withheld shall not exceed the number necessary to satisfy the required Withholding Obligations using applicable statutory withholding rates and, if applicable, to avoid adverse accounting treatment under applicable accounting standards and in accordance with such rules as the Corporation may from time to time establish; (2) withholding from the wages and other cash payable to the Participant or by causing the Participant to tender a cash payment to the Corporation; or (3) selling on the Participant’s behalf (using any brokerage firm determined acceptable to the Corporation for such purpose) a portion of the Shares issued on the exercise of this Option as the Corporation determines to be appropriate to generate cash proceeds sufficient to satisfy the Withholding Obligations. The Participant shall be responsible for all brokerage fees and other costs of sale, and the Participant further agrees to indemnify and hold the Corporation harmless from any losses, costs, damages or expenses relating to any such sale. The Corporation may refuse to deliver Shares or any other payment in respect of the Option if the Participant fails to comply with the Participant’s obligations in connection with the Withholding Obligations described in this Section.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the date first above written.

WitnessParticipant’s Signature

Participant’s Name

(print or type)

VISTA GOLD CORP.

Per:

Per:

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V30995-P02640 ! ! ! ! ! ! ! ! ! ! ! ! ! VISTA GOLD CORP. VISTA GOLD CORP. 8310 S. VALLEY HIGHWAY SUITE 300 ENGLEWOOD, CO 80112 1. Election of Directors 2. Appointment of Auditors Appointment of Davidson & Company LLP as Auditors of the Corporation for the ensuing year. 3. Advisory Vote on the Approval of Executive Compensation To consider and, if thought appropriate, approve, on an advisory, non-binding basis, a resolution regarding the compensation of the Corporation’s named executive officers as described in the Corporation’s proxy circular. The Board of Directors recommends you vote FOR each nominee to the Board of Directors and FOR each of the following proposals: 1d. Patrick F. Keenan 1c. Deborah J. Friedman 1b. Frederick H. Earnest 1e. Tracy A. Stevenson 1f. Michel Sylvestre 1a. John M. Clark Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Interim Financial Statements Mark this box if you would like to receive Interim Financial Statements and accompanying Management's Discussion and Analysis by mail. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Annual Financial Statements Mark this box if you would like to receive the Annual Financial Statements and accompanying Management's Discussion and Analysis by mail. For Withhold Yes No ! ! ! ! Yes No For Against Abstain ! ! ! ! ! 4. Resolution Approving Unallocated Options Under the Corporation's Stock Option Plan To consider, and if thought appropriate, approve the resolution regarding all unallocated options under the Corporation's Stock Option Plan, the full text of which ordinary resolution is set out in Part I to Appendix “C” in the Corporation’s proxy circular. ! ! VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 10:00 AM (PDT) on April 26, 2024. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 10:00 AM (PDT) on April 26, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. SCAN TO VIEW MATERIALS & VOTEw

V30996-P02640 Important Notice Regarding the Availability of Proxy Materials for the Annual General and Special Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. Continued and to be signed on reverse side VISTA GOLD CORP. Annual General and Special Meeting of Shareholders April 30, 2024 10:00 AM (PDT) This proxy is solicited by management and the Board of Directors I/We being shareholder(s) of Vista Gold Corp. hereby appoint: Frederick H. Earnest, or failing him, Douglas L. Tobler, OR _____________ as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, as recommended by management and the Board of Directors) and all other matters that may properly come before the Annual General and Special Meeting of Shareholders of Vista Gold Corp. to be held at the offices of Borden Ladner Gervais LLP, Suite 1200, 200 Burrard Street, Vancouver, British Columbia on April 30, 2024 10:00 AM (PDT) and at any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations, FOR each nominee to the Board and FOR each proposal.